Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

COLLECTIVE GROWTH CORPORATION

HATZATA MERGER SUB, INC.

INNOVIZ TECHNOLOGIES LTD.

PERCEPTION CAPITAL PARTNERS LLC

(solely for purposes of Sections 2.2(d), 2.3(a), 2.8, 2.9, 5.2, 5.5, 7.2 and Article VIII)

AND

ANTARA CAPITAL LP

(solely for purposes of Sections 5.2, 5.5, 7.2 and Article VIII)

DATED AS OF DECEMBER 10, 2020

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EXHIBITS

Exhibit A	Form of Subscription Agreement
Exhibit B	Form of Forfeiture Agreement
Exhibit C	Form of Sponsor Letter Agreement
Exhibit D	Form of Transaction Support Agreements
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Lockup Agreement
Exhibit G	Form of Company Warrant Agreement
Exhibit H	Form of Company A&R Articles of Association

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of December 10, 2020, is entered into by and among Collective Growth Corporation, a Delaware corporation (“SPAC”), Hatzata Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), solely for purposes of Sections 2.2(d), 2.3, 2.8, 2.9, 5.2, 5.5, 7.2 and Article VIII (collectively with the definitions in Section 1.1 of any terms used but not defined in such Sections, the “Perception Provisions”), Perception Capital Partners LLC, a Delaware limited liability company (“Perception”), and solely for purposes of Sections 5.2, 5.5, 7.2 and Article VIII (collectively with the definitions in Section 1.1 of any terms used but not defined in such Sections, the “Antara Provisions”), Antara Capital LP (“Antara”). SPAC, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties.”  Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of the Company that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents (the “Transactions”);

WHEREAS, subject to the terms and conditions hereof, on the Closing Date, (a) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned Subsidiary of the Company, (b) each SPAC Share will be automatically converted as of the Effective Time into the right to receive the Per Share Consideration, (c) each of the 1,875,000 Sponsor Shares (which number excludes the Sponsor Shares to be forfeited pursuant to the Forfeiture Agreement) will be automatically converted as of the Effective Time into the right to receive the Per Share Consideration, (d) Perception will be issued 3,448,526 Perception Company Warrants, (e) certain members of Company Management will receive 2,847,436 Management Shares and 3,986,410 Management Warrants, (f) all of the Company Preferred Shares will be converted into Company Ordinary Shares, and (g) each of the 1,687,500 SPAC Warrants (which number excludes the SPAC Warrants to be forfeited pursuant to the Forfeiture Agreement) will automatically become a Company Warrant and all rights with respect to SPAC Shares underlying the SPAC Warrants will be automatically converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company;

WHEREAS, the SPAC Board has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval of this Agreement and the Transactions (including the Merger) by the holders of SPAC Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, acting in its capacity as the sole shareholder of Merger Sub, has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, the approval of the Company Preferred Shareholder Proposals and the Company Shareholder Proposals, by the holders of Company Shares entitled to vote thereon at the Company Shareholder Meeting;

WHEREAS, concurrently with the execution of this Agreement, the Company and each of the parties (the “Subscribers”) subscribing for Company Ordinary Shares have entered into certain subscription agreements, dated as of the date hereof (as amended or modified from time to time, collectively, the “Subscription Agreements”), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, each Subscriber has agreed to subscribe for and purchase on the Closing Date immediately following the Closing, and the Company has agreed to issue and sell to each such Subscriber on the Closing Date immediately following the Closing, the number of Company Ordinary Shares set forth in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Subscription Agreements, collectively, the “PIPE Financing Amount”, and the equity financing under all Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”), on the terms and subject to the conditions set forth in the applicable Subscription Agreement;

WHEREAS, as of the date of this Agreement, the initial stockholders of SPAC (collectively, the “Sponsor”) own an aggregate of 3,750,000 Sponsor Shares and 1,875,000 SPAC Warrants;

WHEREAS, concurrently with the execution of this Agreement, Sponsor and SPAC are entering into the forfeiture agreement in substantially the form attached hereto as Exhibit B (the “Forfeiture Agreement”), pursuant to which, among other things, immediately prior to the Effective Time, Sponsor will forfeit to SPAC for cancellation in exchange for no consideration 1,875,000 Sponsor Shares and 187,500 SPAC Warrants (the “Forfeiture”);

WHEREAS, subject to the terms and conditions of Section 2.3, certain members of the Company Management may receive up to an additional 1,423,718 Company Ordinary Shares;

WHEREAS, subject to the terms and conditions of Section 2.3, Perception may receive up to 2,477,269 Company Ordinary Shares;

WHEREAS, subject to the terms and conditions of the Put Option Agreement, Antara, on behalf of the funds it manages and/or its designees, will receive 4,310,736 Company Warrants on the Closing Date and may receive up to 3,929,461 Company Ordinary Shares;

WHEREAS, concurrently with the execution of this Agreement, Sponsor, SPAC and the Company are entering into the sponsor letter agreement in substantially the form attached hereto as Exhibit C (the “Sponsor Letter Agreement”), pursuant to which, among other things, Sponsor has agreed to vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, concurrently with the execution of this Agreement, certain Company Shareholders (collectively, the “Supporting Company Shareholders”) are entering into a transaction support agreement, substantially in the form attached hereto as Exhibit D (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Shareholder will agree to vote in favor of the approval of the Company Preferred Shareholder Proposals and the Company Shareholder Proposals, as applicable, at the Company Shareholder Meeting;

WHEREAS, pursuant to the Governing Documents of SPAC, SPAC is required to provide an opportunity for its public shareholders to have their outstanding SPAC Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Governing Documents of SPAC and the Trust Agreement (the “Offer”);

WHEREAS, concurrently with the execution of this Agreement, in connection with the Merger, the Company, certain Company Shareholders, the Sponsor and certain SPAC Stockholders who will receive Company Ordinary Shares pursuant to Article II of this Agreement will enter into that certain Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form set forth on Exhibit E to be effective upon the Closing;

WHEREAS, concurrently with the execution of this Agreement, in connection with the Merger, the Company, certain Company Shareholders, Sponsor and certain SPAC Stockholders who will receive Company Ordinary Shares pursuant to Article II of this Agreement have entered into those certain Lockup Agreements (collectively, the “Lockup Agreement”) substantially in the form set forth on Exhibit F, each to be effective upon the Closing;

WHEREAS, at the Closing, in connection with the Merger, the Company and Continental will enter into that certain Amendment to the Company Warrant Agreement (the “Company Warrant Agreement”), substantially in the form set forth on Exhibit G to be effective upon the Closing;

WHEREAS, the Company shall, subject to obtaining the Company Preferred Shareholder Approval, the Company Shareholder Approval, and the SPAC Stockholder Approval, adopt the amended and restated articles of association of the Company (the “Company A&R Articles of Association”) substantially in the form attached hereto as Exhibit H, effective immediately following the Effective Time; and

WHEREAS, immediately prior to the Effective Time, the Company shall, subject to obtaining the Company Preferred Shareholder Approval, the Company Shareholder Approval, and the SPAC Stockholder Approval, adopt the Company Incentive Equity Plan.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, Perception, with respect to the Perception Provisions, and Antara, with respect to the Antara Provisions, each intending to be legally bound, hereby agree as follows:

Article I.
CERTAIN DEFINITIONS

Section 1.1  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Transaction Proceeds” means an amount equal to (a) the aggregate cash proceeds available for release to SPAC from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the SPAC Stockholder Redemptions but before release of any other funds) plus (b) the PIPE Financing Amount plus (c) the Antara Top-Up Amount, if any.

“Aggregate Transaction Share Consideration” means an aggregate number of Company Ordinary Shares equal to (a) Equity Value divided by (b) the Company Share Value.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Ancillary Documents” means the Sponsor Letter Agreement, the Subscription Agreements, the Forfeiture Agreement, the Transaction Support Agreements, the Registration Rights Agreement, the Lockup Agreement, the Company Warrant Agreement, and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Antara” means Antara Capital LP, a Delaware limited partnership.

“Antara Top-up Amount” means the aggregate purchase price of the additional Company Ordinary Shares subscribed for by Antara, at a price per Company Ordinary Share equal to the Put Share Price (as defined in the Put Option Agreement), following the SPAC Stockholders Meeting, if any, to replace the cash released from the Trust Account in satisfaction of SPAC Stockholder Redemptions, if any.

“Anti-Corruption Laws” means, collectively, the Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, the Israeli Penal Law (Bribery Transactions), 1977; the Israeli Prohibition on Money Laundering Law (Bribery Transactions), 2000, OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the UN Convention against Corruption, United States Currency, Foreign Transactions Reporting Act of 1970, as amended, and any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Tel-Aviv, Israel are open for the general transaction of business.

“Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Change of Control Consideration” means the amount per Company Share to be received by Company Shareholders in connection with a Change of Control Transaction, with any non-cash consideration valued as determined by the value ascribed to such consideration by the parties to such transaction.

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or Equity Securities of another Person, (b) that results, directly or indirectly, in the shareholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (c) under which any Persons(s) makes any equity or similar investment in another Person.

“Closing” has the meaning set forth in Section 2.5.

“Closing Company Audited Financial Statements” has the meaning set forth in Section 5.16.

“Closing Date” has the meaning set forth in Section 2.5.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company A&R Articles of Association” has the meaning set forth in the recitals to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases control of the Company or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates.  Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Board Recommendation” has the meaning set forth in Section 5.13(c).

“Company Change in Recommendation” means a change to, withdrawal of, withholding of, qualification of or modification of, or public proposal to change, withdraw, withhold, qualify or modify, the Company Board Recommendation, in each case by the Company Board or a committee thereof.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means the (a) Company’s Share Option Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company or Merger Sub in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company or Merger Sub, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company or Merger Sub pursuant to this Agreement or any Ancillary Document, including all fees for registering the Company Securities on the Registration Statement, all fees for the application for listing the Company Securities on Nasdaq, and fifty percent (50%) of the fees due in connection with the HSR Act filing (it being understood that the remainder of such fees will be paid by Perception and Antara and not by SPAC). Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any SPAC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) and Section 3.2(c) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8 (Absence of Changes), and Section 3.17 (Brokers).

“Company Incentive Equity Plan” has the meaning set forth in Section 5.17.

“Company Investor Agreements” has the meaning set forth in Section 3.19.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Management” means the employees of the Company listed in the first column in the chart on Schedule 2.2(e) of the Company Disclosure Schedules.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Group Companies, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States or Israel, or changes therein, or the global economy generally, (ii) acts of war, sabotage, or terrorism (including cyberterrorism) in the United States, Israel, or other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or Israel, including changes in interest rates in the United States or Israel and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or GAAP or any official interpretation thereof, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third-parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Material Adverse Effect if otherwise contemplated by, and not otherwise excluded from, this definition), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof) or acts of God or other natural disasters or comparable events in the United States or Israel, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii)-(viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company Parties).

“Company Option” means, as of any determination time, each option to purchase Company Ordinary Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Ordinary Shares” means ordinary shares of no par value of the Company.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by the Group Companies, including the Company Registered Intellectual Property.

“Company Parties” means, together, the Company and Merger Sub.

“Company Preferred A Shares” means the series A convertible preferred shares of the Company, no par value.

“Company Preferred B Shares” means the series B convertible preferred shares of the Company, no par value.

“Company Preferred B-1 Shares” means the series B-1 convertible preferred shares of the Company, no par value.

“Company Preferred C Shares” means the series C convertible preferred shares of the Company, no par value.

“Company Preferred C-1 Shares” means the series C-1 convertible preferred shares of the Company, no par value.

“Company Preferred Shareholder Approval” means the affirmative vote of the Preferred Majority, voting as a single class, at the Company Shareholder Meeting, including the affirmative vote of the Preferred C Majority, approving the Company Preferred Shareholder Proposals.

“Company Preferred Shareholder Proposals” means (i) the adoption and approval of the proposal to convert the Company Preferred Shares into Company Ordinary Shares, (ii) the proposal to increase the size of the Company Board, (iii) the adoption and approval of a proposal to terminate each Company Investor Agreement requiring consent of the Company Preferred Shareholders, (iv) the adoption of the Company A&R Articles of Association, (v) the waiver of preemptive rights set forth in the Company’s Charter Documents, and (vi) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary or appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Preferred Shares.

“Company Preferred Shares” means, collectively, the Company Preferred A Shares, the Company Preferred B Shares, the Company Preferred B-1 Shares, the Company Preferred C Shares and the Company Preferred C-1 Shares.

“Company Product” means each product of the Group Companies that is sold or distributed to customers or end-users on a commercial basis.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned by any Group Company.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Share Value” means $8.779827.

“Company Shareholder Meeting” has the meaning set forth in Section 5.13(b).

“Company Shareholder Proposals” means (i) the proposal to increase the size of the Company Board, (ii) the adoption and approval of a proposal to terminate each Company Investor Agreement requiring consent of the Company Shareholders, (iii) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary or appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Shares, and (iv) the adoption of the Company A&R Articles of Association.

“Company Shareholder Approval” means the affirmative vote of the holders of Company Shares holding more than fifty percent (50%) of the then issued and outstanding Company Shares, on an as-converted basis, at the Company Shareholder Meeting, approving the Company Shareholder Proposals.

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Company Shares” means, collectively, the Company Preferred Shares and the Company Ordinary Shares.

“Company Warrant Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Warrants” means warrants to purchase Company Ordinary Shares on the terms set forth in the Company Warrant Agreement.

“Confidentiality Agreement” means, that certain Non-Disclosure Agreement, dated as of October 1, 2020, by and between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, Order, consent, clearance or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard”, shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19 pandemic, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Creator” has the meaning set forth in Section 3.13(d).

“DGCL” means the Delaware General Corporation Law.

“D&O Persons” has the meaning set forth in Section 5.15(a).

“Earnout Period” has the meaning set forth in Section 2.3(a).

“Earnout Shares” has the meaning set forth in Section 2.3(b).

“Effective Time” has the meaning set forth in Section 2.1(b).

“Employee Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (ii) a stock bonus, stock purchase, stock option, restricted stock, or similar equity-based plan, program, agreement or arrangement, (iii) any loan to an employee or service provider or (iv) any other written or oral employment, consulting, independent contractor, pension, severance, relocation, repatriation, expatriation, deferred-compensation, retirement, health or welfare, social and fringe benefits, savings (including advanced study fund), retention, change-in-control compensation, bonus, profit sharing, commission, premium or other incentive, deferred compensation, and each other benefit or compensatory plan, program, custom, agreement, arrangement (including collective bargaining agreements and extension orders that are not generally applicable to all employees in Israel, or any other Contract with any labor union, labor organization or other representative of employees or any Contracts with any professional employer organization), policy or Contract that any Group Company maintains, enters into, sponsors or contributes to, or under or with respect to which any Group Company has any Liability for the benefit of any current or former employee, independent contractor, officer or director, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety (to the extent relating to exposure to Hazardous Substances), and includes but is not limited to (i) applicable United States federal statutes such as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act (to the extent relating to exposure to Hazardous Substances), Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, (ii) Israeli statutes known as the Hazardous Substances Law, 1993, the Clean Air Act, 2008, the Water Act, 1959, the Packaging Law, 2011, the Environmental Treatment of Electrical and Electronic Equipment and Batteries Law, 2012, the Abatement of Nuisances Law, 1961, the Licensing of Business Law, 1968, and (iii) any similar Law in any jurisdiction in which a Group Company conducts business.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means the amount equal to (a) $171,375,000 minus (b) the amounts payable to the SPAC Stockholders pursuant to the SPAC Stockholder Redemptions that result from the Offer.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.6(a).

“Exchange Fund” has the meaning set forth in Section 2.6(b).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors or other individual service providers located outside of the United States.

“Forfeiture” has the meaning set forth in the recitals to this Agreement.

“Forfeiture Agreement” has the meaning set forth in the recitals to this Agreement.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of an Israeli limited company are its incorporation certificate and articles of association.

“Governmental Entity” means any United States, Israeli, or other foreign or supranational (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private), or (d) the Israel Innovation Authority (previously the Office of the Chief Scientist at the Israeli Ministry of Economy) or any other body operating under the Israeli Ministry of the Economy or the Israeli Ministry of Finance.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries (other than Merger Sub).

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, natural gas, synthetic gas, and any mixtures thereof, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon, in each case, to the extent regulated by any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Information Privacy and Security Laws” means all applicable Laws concerning the privacy, data protection, transfer or security of Personal Confidential Information, including, to the extent applicable, the Fair Credit Reporting Act, Section 5 of the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, other local, state, federal, and foreign data security laws, data breach notification laws, and consumer protection laws.

“Initial Transaction Proceeds” means an amount equal to the aggregate cash proceeds available for release to SPAC from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the SPAC Stockholder Redemptions but before release of any other funds).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) Internet domain names, (d) copyrights and works of authorship, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (e) trade secrets, and other intellectual property rights in know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (f) intellectual property rights in or to Software or other technology, and (g) all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Intervening Event” means an event, fact, development, circumstance or occurrence (but specifically excluding any Company Acquisition Proposal, any changes in capital markets or any declines or improvements in financial markets, or any COVID-19 Measures in effect as of the date hereof) that materially affects the business, assets, operations or prospects of the Group Companies, taken as a whole; and that was not known and was not reasonably foreseeable to the Company or the Company Board as of the date hereof (or the consequences of which were not known or reasonably foreseeable to the Company or the Company Board as of the date hereof), and that becomes known to the Company or the Company Board after the date of this Agreement.

“Intervening Event Notice” has the meaning set forth in Section 5.06(c).

“Intervening Event Notice Period” has the meaning set forth in Section 5.06(c).

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of February 24, 2019, by and among the Company, the founders party thereto and the investors party thereto.

“IPO” has the meaning set forth in Section 8.18.

“Israeli Income Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961.

“IT Assets” means any and all computers, Software, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology assets owned or under the control of any Group Company and used in the conduct of the business of any Group Company.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter. Unless explicitly stated herein, “Law” does not include COVID-19 Measures.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Management Earnout Shares” means 1,250,000 Company Ordinary Shares.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Off-the-Shelf Software” means any shrink-wrap or click-wrap Software or any other Software that is made generally and widely available to the public and is licensed to any of the Group Companies on a non-exclusive basis with one-time or annual license fees of less than $100,000.

“Offer” has the meaning set forth in the recitals to this Agreement.

“Order” means any writ, order (including extension orders), judgment, injunction, decision, determination, award, ruling, verdict or decree entered, issued or rendered by any Governmental Entity.

“ordinary course of business,” “ordinary course,” “ordinary course of business consistent with past practice,” and similar phrases when referring to a Group Company means actions taken by a Group Company that are consistent with the past usual day-to-day customs and practices of such Group Company in the ordinary course of operations of the business (excluding COVID-19 Measures).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means (a) the Aggregate Transaction Share Consideration, divided by (b) the sum of (i) the number of issued and outstanding SPAC Shares immediately prior to the Effective Time, after taking into account SPAC Stockholder Redemptions and (ii) the number of issued and outstanding Sponsor Shares immediately prior to the Effective Time following the Forfeiture.

“Perception” means Perception Capital Partners LLC, a Delaware limited liability company.

“Perception Company Warrants” means 3,448,526 Company Warrants.

“Perception Earnout Calculation” means the difference of (i) 4,271,153 and (ii) the product of (x) 4,271,153 and (y) the quotient of the sum of the Initial Transaction Proceeds and the Antara Top-up Amount divided by 150,000,000.

“Perception Earnout Shares” has the meaning set forth in Section 2.3(a).

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business and (g) de minimis Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, union, or other similar entity, whether or not a legal entity or Governmental Entity.

“Personal Confidential Information” means (a) information relating to an identified or identifiable natural person, the use, aggregation, holding or management of which is restricted under any applicable Law, including, but not limited to, a natural person’s name, address, telephone number, email address, financial account number, government-issued identifier, and any other data used to identify, contact or precisely locate a person that is governed, regulated, or protected by one or more Information Privacy and Security Laws; (b) any static Internet Protocol address or other persistent identifier, in each case that links to a natural person; and (c) “information” as defined by the Israeli Privacy Protection Law and whether or not such “information” constitutes “sensitive information” as defined thereunder.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.

“Preferred C Majority” means the holders of Company Preferred C Shares and Company Preferred C-1 Shares holding more than fifty percent (50%) of the then issued and outstanding Company Preferred C Shares and Company Preferred C-1 Shares, collectively.

“Preferred Majority” means the holders of at least sixty percent (60%) of the issued and outstanding Company Preferred Shares, voting together as a single class, on an as converted to Company Ordinary Shares basis.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity (other than office actions and similar proceedings in connection with the prosecution of applications for registration or issuance of Intellectual Property Rights).

“Proxy Statement” has the meaning set forth in Section 5.7.

“Public Shareholders” has the meaning set forth in Section 8.18.

“Public Software” means any Software application that contains, includes, or incorporates, any Software that is distributed as free Software, open source Software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Put Option Agreement” means that certain Put Option Agreement between Antara, on behalf of the funds it manages and/or its designees, and the Company, dated as of December 10, 2020, pursuant to which the Company caused Antara to subscribe for a number of Company Ordinary Shares in the PIPE Financing in consideration for up to 3,929,461 Company Ordinary Shares and 4,310,736 Company Warrants.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” has the meaning set forth in Section 5.7.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774), and the Export Controls Act of 2018, 22 U.S.C. 2751 et seq., the Israeli Control of Products and Services Declaration (Engagement in Encryption), 1974, the Israeli Control of Products and Services Order (Export of Warfare Equipment and Defense Information), 1991, the Israeli Defense Export Control Order (Combat Equipment), 2008, the Israeli Defense Export Control Law, 2007, and Israeli Ministry of Economy List of Source Items and Dual Use Items, and all other export control laws administered by the Israeli Ministry of Defense, including the Israeli Trading With the Enemy Ordinance, 1939, (b) economic or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, Her Majesty’s Treasury of the United Kingdom, or the State of Israel, or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“SPAC Acquisition Proposal” means (a) any transaction or series of related transactions under which SPAC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases, or is acquired by or otherwise purchased by, any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (b) any equity, debt or similar investment in SPAC or any of its controlled Affiliates.  Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a SPAC Acquisition Proposal.

“SPAC Benefit Plans” has the meaning set forth in Section 4.19.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.8.

“SPAC Change in Recommendation” has the meaning set forth in Section 5.8.

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement.

“SPAC Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of SPAC and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any Ancillary Document.  Notwithstanding the foregoing or anything to the contrary herein, SPAC Expenses shall not include any Company Expenses.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of SPAC) and Section 4.18 (Absence of Changes).

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time.  Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Expenses.

“SPAC Non-Party Affiliates” means, collectively, each SPAC Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any SPAC Related Party (other than, for the avoidance of doubt, SPAC).

“SPAC Prospectus” has the meaning set forth in Section 8.18.

“SPAC Related Party” has the meaning set forth in Section 4.10.

“SPAC Related Party Transactions” has the meaning set forth in Section 4.10.

“SPAC SEC Reports” has the meaning set forth in Section 4.7.

“SPAC Share” means a share of Class A common stock of SPAC, par value $0.0001 per share.

“SPAC Stockholder Approval” means approval of the Transaction Proposals by the affirmative vote of the holders of the requisite number of SPAC Shares and Sponsor Shares entitled to vote thereon, whether in person or by proxy at the SPAC Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of SPAC and applicable Law.

“SPAC Stockholder Redemption” means the right of the holders of SPAC Shares to redeem all or a portion of their SPAC Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of SPAC and the Trust Agreement.

“SPAC Stockholders” means, collectively, holders of SPAC Shares, Sponsor and holders of SPAC Warrants.

“SPAC Stockholders Meeting” has the meaning set forth in Section 5.8.

“SPAC Unit” means a unit of SPAC, par value $0.0001 per unit, consisting of (a) one (1) SPAC Share and (b) one half of one (0.5) SPAC Warrant.

“SPAC Warrants” means a warrant entitling the holder to purchase one SPAC Share per warrant at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement (including, for the avoidance of doubt, each such warrant held by Sponsor).

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Sponsor Share” means a share of Class B common stock of SPAC, par value $0.0001 per share.

“Subscribers” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Target” has the meaning set forth in Section 2.3(a).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, national health insurance, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, indexation, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity, including any schedule or attachment thereto and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Trading Day” means, prior to the Closing Date, any day on which the SPAC Units, SPAC Shares and SPAC Warrants are actually traded on Nasdaq and, following the Closing Date, any day on which the Company Ordinary Shares are actually traded on Nasdaq.

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transaction Litigation” has the meaning set forth in Section 5.2(d).

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transaction Support Agreement Deadline” has the meaning set forth in Section 5.13(a).

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8(a).

“Trustee” has the meaning set forth in Section 4.8(a).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Expenses” means the SPAC Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Liabilities” means the SPAC Liabilities as of immediately prior to the Closing.

“Warrant Agreement” means the Warrant Agreement, dated as of April 30, 2020, by and between SPAC and Continental.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article II.
MERGER

Section 2.1  The Merger; Company Preferred Shares.

(a)  On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, Merger Sub shall merge with and into SPAC (the “Merger”) at the Effective Time.  Following the Effective Time, the separate existence of Merger Sub shall cease and SPAC shall continue as the surviving company of the Merger (the “Surviving Company”).

(b)  At the Closing, the Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and SPAC (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by SPAC and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

(c)  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.

(d)  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and SPAC, the officers and directors of the Merger Sub and SPAC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(e)  At the Effective Time, the Governing Documents of the Surviving Company shall be amended and restated to be in the form of the Governing Documents of Merger Sub in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(f)  At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(g)  Each Company Preferred Share issued and outstanding at the end of the date immediately prior to the Closing Date shall be converted into and become one Company Ordinary Share effective as of the end of such date immediately prior to the Closing Date. Each certificate previously evidencing Company Preferred Shares shall be exchanged for a certificate (if requested) representing the same number of Company Ordinary Shares upon the surrender of such certificate. Each certificate formerly representing Company Preferred Shares shall thereafter represent only the right to receive the same number of Company Ordinary Shares upon the surrender of such certificate.

Section 2.2  Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of the securities of SPAC, holders of the securities of the Company or holders of the securities of Merger Sub:

(a)  Each SPAC Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) SPAC Share and one-half of one (0.5) SPAC Warrant, which underlying securities shall be converted in accordance with the applicable terms of this Section 2.2.

(b)  Each SPAC Share issued and outstanding immediately prior to the Effective Time shall be converted automatically into the Per Share Consideration, following which all SPAC Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. The holders of SPAC Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(c)  1,875,000 of the Sponsor Shares issued and outstanding immediately prior to the Effective Time shall be automatically converted into the Per Share Consideration, following which all Sponsor Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. Sponsor shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(d)  The Company shall issue to Perception at the Effective Time the Perception Company Warrants as additional consideration for services provided by Perception to the Company.

(e)  The Company shall issue 2,847,436 Company Ordinary Shares (“Management Shares”) and 3,986,410 Company Warrants (“Management Warrants”) to Company Management. The Management Shares will bear the restrictive legends and stop transfer instructions as set forth in the Lockup Agreement.

(f)  All rights with respect to SPAC Shares underlying SPAC Warrants shall be converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company. Accordingly, from and after the Effective Time: (i) each SPAC Warrant assumed by the Company may be exercised solely for Company Ordinary Shares; (ii) the number of Company Ordinary Shares subject to each SPAC Warrant assumed by the Company shall be determined by multiplying (x) the number of SPAC Shares that were subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (y) the Per Share Consideration, and rounding the resulting number up to the nearest whole number of Company Ordinary Shares; (iii) the per share exercise price for the Company Ordinary Shares issuable upon exercise of each SPAC Warrant assumed by the Company shall be determined by dividing (x) the exercise price per SPAC Share subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (y) the Per Share Consideration, and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any SPAC Warrant assumed by the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such SPAC Warrant shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a SPAC Warrant, such SPAC Warrant assumed by the Company in accordance with this Section 2.2(f) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Company Ordinary Shares subsequent to the Effective Time; and (B) the Company Board or a committee thereof shall succeed the authority and responsibility, if any, of the SPAC Board or any committee thereof with respect to each SPAC Warrant assumed by the Company.

(g)  Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company, which shall constitute the only outstanding share of capital stock of the Surviving Company.

Section 2.3  Earnout.

(a)  If the trading price of the Company Ordinary Shares on Nasdaq is greater than 125% of the Company Share Value (such share price, the “Target”) for any period of 10 Trading Days out of 20 consecutive Trading Days at any time after the Closing until the fourth anniversary of the Closing Date (such period, the “Earnout Period”), the Company shall promptly (but in any event within five (5) Business Days thereafter) issue:

(1) to Perception as additional consideration for services provided by Perception to the Company (x) 2,477,269 Company Ordinary Shares if the Initial Transaction Proceeds are equal to or greater than $150,000,000 or (y) a number of Company Ordinary Shares equal to the difference of (A) 2,477,269 and (B) the product of (i) 0.3866 and (ii) the Perception Earnout Calculation if the Initial Transaction Proceeds are less than $150,000,000 (such shares issuable to Perception pursuant to this Section 2.3(a), the “Perception Earnout Shares”); and

(2) to Company Management the Management Earnout Shares.

The Perception Earnout Shares and Management Earnout Shares are collectively referred to as “Earnout Shares.” The Company Ordinary Shares that may be issued pursuant to this Section 2.3(a) shall be fully paid and free and clear of all Liens other than applicable securities Laws restrictions. The Earnout Shares will bear the restrictive legends and stop transfer instructions as set forth in the Lockup Agreement to the extent the restrictions in the Lockup Agreement are still in effect at the time Earnout Shares are issued.

(b)  In the event a Company Change of Control Transaction occurs during the Earnout Period prior to the payment of any Earnout Shares pursuant to Section 2.3(a) and the Change of Control Consideration paid or payable to the holders of Company Ordinary Shares in connection with such Change of Control Transaction is equal to or greater than the Target, the Company shall promptly (but in any event within five (5) Business Days thereafter) issue (1) to Perception the Perception Earnout Shares as additional consideration for services provided by Perception to the Company and (2) to Company Management the Management Earnout Shares. The Company Ordinary Shares that may be issued pursuant to this Section 2.3(b) shall be fully paid and free and clear of all Liens other than applicable securities Laws restrictions. For the avoidance of doubt, if the Change of Control Consideration paid or payable to the holders of Company Shares in connection with the first Company Change of Control to occur during the Earnout Period is less than the Target, then no Earnout Shares shall be issuable pursuant to this Section 2.3(b).

(c)  In the event that a definitive agreement with respect to a Change of Control Transaction is executed by the Company prior to and remains pending at the end of the Earnout Period, for purposes of Section 2.3(b), the Earnout Period shall be deemed extended until the earlier of the consummation of such Company Change of Control Transaction or the termination of such Company Change of Control Transaction.

Section 2.4  No Fractional Company Ordinary Shares. No certificates for Company Ordinary Shares representing fractional Company Ordinary Shares or book entry credit of the same will be issued upon the conversion of SPAC Shares or Sponsor Shares, or the issuance of Perception Company Ordinary Shares or Management Shares, or the issuance of Earnout Shares (if issuable pursuant to Section 2.3) in accordance with Section 2.2 and Section 2.3, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Company Ordinary Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Company Ordinary Share, all fractions of Company Ordinary Shares that otherwise would be issued hereunder shall be aggregated and the resulting fraction of a Company Ordinary Share will be rounded up to a whole Company Ordinary Share.

Section 2.5  Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as SPAC and the Company may agree in writing.

Section 2.6  Deliverables.

(a)  As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, SPAC and the Company shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of (i) exchanging each SPAC Share and Sponsor Share on the stock transfer books of SPAC immediately prior to the Effective Time for the Per Share Consideration issuable in respect of such SPAC Shares or Sponsor Shares, as applicable, pursuant to Section 2.2(b) and Section 2.2(c) (after giving effect to any required Tax withholding as provided under Section 2.7) and on the terms and subject to the other conditions set forth in this Agreement and (ii) exchanging each SPAC Warrant on the stock transfer books of SPAC immediately prior to the Effective Time for the Company Warrants issuable in respect of such SPAC Warrants pursuant to Section 2.2(f) and on the terms and subject to the other conditions set forth in this Agreement.  Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then SPAC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), SPAC and the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.

(b)  At the Effective Time, the Company shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of SPAC Shares, Sponsor Shares and SPAC Warrants, and for exchange in accordance with this Section 2.6 through the Exchange Agent, (i) evidence of Company Ordinary Shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.2(b) and Section 2.2(c) in exchange for the SPAC Shares and Sponsor Shares outstanding immediately prior to the Effective Time and (ii) evidence of Company Warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.2(f) in exchange for the SPAC Warrants, in each case after giving effect to any required Tax withholding as provided under Section 2.7.  All (i) shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.2(b) and Section 2.2(c) deposited with the Exchange Agent and (ii) warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.2(f) deposited with the Exchange Agent shall be collectively referred to in this Agreement as the “Exchange Fund”.

(c)  Each SPAC Stockholder whose SPAC Shares have been converted into the right to receive the Per Share Consideration pursuant to Section 2.2(b) shall be entitled to receive the Per Share Consideration to which he, she or it is entitled on the date provided in Section 2.6(f).

(d)  Sponsor whose Sponsor Shares have been converted into the right to receive Per Share Consideration pursuant to Section 2.2(c) shall be entitled to receive the Per Share Consideration to which it is entitled on the date provided in Section 2.6(f).

(e)  Each SPAC Stockholder and Sponsor whose SPAC Warrants have been converted into the right to receive Company Warrants pursuant to Section 2.2(f) shall be entitled to receive Company Warrants to which he, she or it is entitled on the date provided in Section 2.6(f).

(f)  The Company and SPAC shall take all necessary actions to cause the Per Share Consideration and the Company Warrants to be issued in book-entry form within three (3) Business Days after the Effective Time.

(g)  If the Per Share Consideration is to be issued to a Person other than the SPAC Stockholder or Sponsor in whose name the transferred SPAC Share or Sponsor Share in book-entry form is registered, it shall be a condition to the issuance of the Per Share Consideration that (i) such SPAC Share or Sponsor Share, as applicable, in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share or Sponsor Share, as applicable, in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(h)  If the Company Warrants to be issued to a Person other than the SPAC Stockholder in whose name the transferred SPAC Warrant in book-entry form is registered, it shall be a condition to the issuance of the Company Warrants that (i) such SPAC Warrant in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(i)  No interest will be paid or accrued on the Aggregate Transaction Share Consideration or the Company Warrants to be issued pursuant to this Article II (or any portion thereof).  From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.6, each SPAC Share and Sponsor Share shall solely represent the right to receive the Per Share Consideration to which such Company Share or Sponsor Share, as applicable, is entitled to receive pursuant to Section 2.2(b) or Section 2.2(c), as applicable, and each SPAC Warrant shall solely represent the right to receive the Company Warrants to which such SPAC Warrant is entitled to receive pursuant to Section 2.2(f).

(j)  At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no transfers of SPAC Shares, Sponsor Shares or SPAC Warrants that were outstanding immediately prior to the Effective Time.

(k)  Any portion of the Exchange Fund that remains unclaimed by the SPAC Stockholders twelve (12) months following the Closing Date shall be delivered to the Company or as otherwise instructed by the Company, and any SPAC Stockholder who has not exchanged his, her or its SPAC Shares, Sponsor Shares or SPAC Warrants, as applicable, for the Per Share Consideration or the Company Warrants, as applicable, in accordance with this Section 2.6 prior to that time shall thereafter look only to the Company for the issuance of the Per Share Consideration or the Company Warrants, as applicable, without any interest thereon.  None of the Company, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law.  Any Aggregate Transaction Share Consideration or Company Warrants remaining unclaimed by the SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.7  Withholding.  Each of SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law, including, for the avoidance of doubt, any compensatory withholding, if any, required in respect of the issuance of Company Ordinary Shares and Company Warrants to Perception and Company Management.  To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.  The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.8  Lockup Agreement and Registration Rights Agreement.  The Sponsor, certain initial stockholders of SPAC, Perception, Company Management who will receive Management Shares hereunder, and each Company Shareholder holding greater than five percent (5%) of the outstanding Company Ordinary Shares as of the Closing have each entered into the Lockup Agreement with the Company, pursuant to which such Persons have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Company Ordinary Shares or Company Warrants held by them for a period of 180 days after the Closing Date. The Company has entered into the Registration Rights Agreement with certain Company Shareholders, the Sponsor and certain SPAC Stockholders who will receive Company Ordinary Shares pursuant to Article II of this Agreement, pursuant to which, among other things, the Company will agree to register for resale under the Securities Act (i) the Company Ordinary Shares and Company Warrants issued or issuable pursuant to this Agreement (including the Company Ordinary Shares underlying the Company Warrants, any and all earned Earnout Shares, and the Company Ordinary Shares issued pursuant to the Subscription Agreements) and (ii) certain Company Ordinary Shares held by Company Shareholders which were subject to registration rights pursuant to the Company Governing Documents, Investor Rights Agreement, or other registration rights agreement in existence prior to the date hereof.

Section 2.9  Adjustments.

The Per Share Consideration, the number of Perception Company Warrants to be issued to Perception pursuant to Section 2.2(d), the number of Management Shares and Management Warrants to be issued to Company Management pursuant to Section 2.2(e), the number of Perception Earnout Shares that may be issued to Perception pursuant to Section 2.3, the number of Management Earnout Shares that may be issued to Company Management pursuant to Section 2.3, and other dependent items shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, including a reverse stock split prior to the Effective Time in order to cause the Company Share Value to equal $10.00, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Company Ordinary Shares or Company Preferred Shares outstanding after the date hereof and prior to the Effective Time, so as to provide the holders of SPAC Shares, Sponsor Shares and Sponsor Warrants and the recipients of the Per Share Consideration, the Perception Company Ordinary Shares, the Perception Company Warrants, the Management Shares and the Management Warrants with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Per Share Consideration, the number of Perception Company Warrants to be issued to Perception pursuant to Section 2.2(d), the number of Management Shares and Management Warrants to be issued to Company Management pursuant to Section 2.2(e), the number of Perception Earnout Shares that may be issued to Perception pursuant to Section 2.3, the number of Management Earnout Shares that may be issued to Company Management pursuant to Section 2.3 and other dependent items; provided, that the Parties agree that the conversion of each Company Preferred Share into one Company Ordinary Share pursuant to Section 2.1(g) shall not require, or result in, any adjustments pursuant to this Section 2.9.

Article III.
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES AND MERGER SUB

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company, and Merger Sub hereby represent and warrant to SPAC as follows:

Section 3.1  Organization and Qualification.

(a)  Each Group Company and Merger Sub is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation or organization (as applicable).  Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company and Merger Sub.  Each Group Company and Merger Sub has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b)  True and complete copies of the Governing Documents of each Group Company and the Company Investor Agreements have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement.  The Governing Documents of the Company and the Company Investor Agreements are in full force and effect, and the Company is not in breach or violation in any material respect of any provision set forth in its Governing Documents or the Company Investor Agreements.

(c)  Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary. Each jurisdiction in which a Group Company is so qualified or licensed is listed in Section 3.1(c) of the Company Disclosure Schedules. True and complete copies of the certificate of foreign qualification, or the equivalent thereof, in each such jurisdiction for each such Group Company have been made available to SPAC.

(d)  The Company has no direct or indirect Subsidiaries other than those listed in Section 3.1(d) of the Company Disclosure Schedules. Except as set forth in Section 3.1(d) of the Company Disclosure Schedules, the Company owns all of the outstanding equity securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and, except with respect to the Subsidiaries or as provided by this Agreement, the Company does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make any future investment in or capital contribution to any other entity.

(e)  From its incorporation on November 25, 2020, Merger Sub has not conducted any business activities other than as contemplated by this Agreement. Merger Sub has no assets or liabilities.

Section 3.2  Capitalization of the Group Companies.

(a)  Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding and the holders of such Equity Securities.  All of the Equity Securities of the Company have been duly authorized and validly issued.  All of the outstanding Company Shares are fully paid and non-assessable. The issuance of Company Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid, and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company, the Investor Rights Agreement or any other Contract to which the Company is party or bound, (2) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the Company or the Investor Rights Agreement) and were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws.  Except for the Company Equity Awards set forth on Section 3.2(a) of the Company Disclosure Schedules, the Company has no outstanding options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b)  The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law, the Investor Rights Agreement or Permitted Liens).  Except for the Governing Documents of the Company and the Investor Rights Agreement, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities. Except for the Governing Documents of the Company and the Investor Rights Agreement, the Company has not granted any preemptive rights, board nomination, or board observer rights. There is no rights plan or anti-takeover plan to which the Company is a party or by which the Company is bound.

(c)  Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and the holders of such Equity Securities. Except as set forth in Section 3.2(c) of the Company Disclosure Schedules, none of the Group Companies owns or controls and has never owned or controlled, directly or indirectly, any Equity Interests in any, or has or has had any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any, Person. There are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company.  Except for their respective Governing Documents, the Investor Rights Agreement, and each and every Side Letter and Management Rights Letter with shareholders, copies of which have been provided to SPAC, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.

Section 3.3  Authority.

(a)  Each of the Company Parties has the requisite corporate, limited liability or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Subject to the receipt of the Company Preferred Shareholder Approval, and the Company Shareholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which any Company Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company (or other similar) action on the part of the applicable Company Party.  The Company Preferred Shareholder Approval and Company Shareholder Approval are the only approvals of holders of Company Equity Securities necessary to approve the Transactions. The affirmative vote of the Supporting Company Shareholders will be sufficient to obtain the Company Preferred Shareholder Approval and Company Shareholder Approval. This Agreement and each Ancillary Document to which either Company Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the applicable Company Party, and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the applicable Company Party (assuming that this Agreement and the Ancillary Documents to which either Company Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the applicable Company Party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b)  At a meeting duly called and held, the Company Board has unanimously: (i) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company Shareholders, (ii) approved the Transactions, and (iii) resolved to recommend to the Company Shareholders each of the matters set forth in the Company Shareholder Proposals and Company Preferred Shareholder Proposals.

Section 3.4  Financial Statements; Undisclosed Liabilities.

(a)  The Company has made available to SPAC a true and complete copy of (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2018 and December 31, 2019 and the related audited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for each of the periods then ended and (ii) the unaudited consolidated balance sheets of the Group Companies as of September 30, 2019 and September 30, 2020 (the “Latest Balance Sheet”) and the related unaudited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for the nine-month period then ended (clauses (i) and (ii), collectively, the “Financial Statements”), each of which are attached as Section 3.4(a) of the Company Disclosure Schedules.  Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (B) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes).

(b)  Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law (whether civil or criminal) and none of which are material to the Group Companies, taken as a whole), (iii) for Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, and (iv) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, none of the Group Companies nor Merger Sub has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

(c)  The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets.  The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)  Except as set forth in Section 3.4(d) of the Company Disclosure Schedules, no Group Company has received any written complaint, or, to the knowledge of the Company, any allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(e)  No Group Company has received any stimulus or other funds under the CARES Act.

(f)  The Group Companies have not entered into any material off-balance sheet transactions.

Section 3.5  Consents and Requisite Governmental Approvals; No Violations.

(a)  No Consent, Permit, approval or authorization of, or designation, declaration or filing with or notification to, any Governmental Entity is required on the part of either Company Party with respect to the applicable Company Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the applicable Company Party is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings, notifications, Consents or Permits under any applicable United States or foreign competition, antitrust, merger control or foreign investment Laws, as set forth in Section 3.5(a) of the Company Disclosure Schedules, including the pre-merger notification requirements of the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iv) filing of the Certificate of Merger, (v) the Company Shareholder Approval and Company Preferred Shareholder Approval, (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or (vii) as otherwise set forth in Section 3.5(a) of the Company Disclosure Schedules.

(b)  Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.5(a), neither the execution, delivery or performance by either Company Party of this Agreement nor the Ancillary Documents to which the applicable Company Party is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of any Company Party’s or Group Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company or Merger Sub is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or Merger Sub or any of their respective properties or assets are bound (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company or Merger Sub, except, in the case of any clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or (v) result in the triggering, acceleration, or increase of payment to any Person or accelerated vesting of any Company Option.

Section 3.6  Permits.  Each of the Group Companies has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (the “Material Permits”), except where the failure to hold the same would not result in a Company Material Adverse Effect. Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit (or proposed revocation, cancellation or termination thereof) has been received by any of the Group Companies.

Section 3.7  Material Contracts; No Defaults.

(a)  Section 3.7(a) of the Company Disclosure Schedules sets forth a list of all Contracts (whether written or oral): (i) for the sale of Company Products or for the purchase of products or services of at least $5,000,000 per year or $5,000,000 in the aggregate, (ii) that purports to limit either the type of business in which a Group Company may engage, the geographic area in which they may engage in business or the ability to sell or purchase from any Person, (iii) containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of a Group Company other than in the ordinary course of business, (iv) under which a Group Company has permitted any material asset to become subject to a Lien (including Permitted Liens) other than in the ordinary course of business, (v) that evidences indebtedness, whether incurred, assumed, guaranteed, or secured by any asset of a Group Company having an outstanding principal amount in excess of $5,000,000, (vi) involving the acquisition or disposition, directly or indirectly, by merger or otherwise, of assets with an aggregate value in excess of $5,000,000, or the shares or Equity Interests of any other Person, or (viii) that are a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to the Group Companies as a whole (each Contract required to be set forth on Section 3.7(a) or Section 3.13(d) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) or Section 3.13(d) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”).

(b)  Each Contract of a type required to be listed in Section 3.7(a) of the Company Disclosure Schedules, whether or not so listed, was entered into at arm’s length. Except for any Material Contract that has terminated, or will terminate, upon the expiration of the stated term thereof prior to the Closing Date, and except as would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Contract is in full force and effect and represents the legal, valid and binding obligation of the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is enforceable by such Group Company to the extent a party thereto in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract and no event has occurred which, with notice or lapse of time or both, would become a breach or default under any Material Contract, and (iii) the applicable Group Company has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

(c)  Except as set forth in Section 3.7(c) of the Company Disclosure Schedules, all Material Contracts are being performed without any party thereto relying on any force majeure provisions to excuse non-performance or performance delays arising out of the COVID-19 pandemic or COVID-19 Measures.

(d)  None of the Group Companies has ever been suspended or disbarred from bidding on Contracts or subcontracts for or with any Governmental Entity (“Government Contracts”) and no suspension or debarment actions have been commenced or, to the knowledge of the Company, threatened against any of the Group Companies or any of such Group Company’s directors, officers or employees. None of the Group Companies has received any notice that they are being audited or investigated by any Governmental Entity with respect to any Government Contracts. Each of the Group Companies has conducted their operations in compliance with the requirements of all applicable Laws and regulations pertaining to all Government Contracts and bids for Government Contracts. The Group Companies do not have in effect, nor are they required to have in effect, and have never had or been required to have in effect, any security clearances in connection with the operation of their business.

Section 3.8  Absence of Changes.  During the period beginning on December 31, 2019, and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except for commercially reasonable actions and omissions taken as a result of COVID-19 and COVID-19 Measures as previously disclosed in writing to SPAC, or as expressly contemplated by this Agreement, any Ancillary Document or in connection with the Transactions, (i) the Company has conducted its business in the ordinary course of business in all material respects and (ii) no Group Company has taken any action that would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9  Litigation.  As of the date of this Agreement, there is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against any Group Company or Merger Sub that, if adversely decided or resolved, has had or would reasonably be expected to have a Company Material Adverse Effect. None of the Group Companies, nor Merger Sub nor any of their respective properties or assets is subject to any Order which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of a Group Company or Merger Sub, any acquisition of property by a Group Company or Merger Sub, or the conduct of business by a Group Company as is currently conducted.  As of the date of this Agreement, there are no Proceedings by a Group Company or Merger Sub pending against any other Person. No allegations of sexual harassment have been made against any officer, manager, director, executive employee, or managing member of the Company or any Subsidiary which could reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon a Group Company which could have a material effect on the ability of the Company to enter into, perform its obligations under this Agreement and consummate the Transactions.

Section 3.10  Compliance with Applicable Law. Each Group Company and Merger Sub conducts, and since January 1, 2018 and has conducted, its business in accordance with all Laws and Orders applicable to such Group Company or Merger Sub and is not in violation of any such Law or Order, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. No written communication from a Governmental Entity that alleges that a Group Company or Merger Sub is not in compliance with any Law or Order has been received by any Group Company or Merger Sub and the Company has no knowledge of any such written communication being received by any other Person, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

Section 3.11  Employee Plans.

(a)  Except as set forth on Section 3.11(a) of the Company Disclosure Schedules, all employees of the Group Companies and service providers have signed employment agreements or service agreements that contain confidentiality and inventions assignment covenants in the form delivered or made available to SPAC and the Company has no knowledge of any breach of a confidentiality, non-competition and non-solicitation, inventions assignment covenants by any current or former employee of the Group Companies.

(b)  Section 3.11(b) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction).  With respect to each material Employee Benefit Plan, the Group Companies have provided SPAC with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered.

(c)  No Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.  No Group Company has any material Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to Law or the terms of any severance arrangements or for which the recipient pays the full cost of coverage.  No Group Company has any material Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(d)  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service.  None of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(e)  As of the date of this Agreement, there are no pending or, to the Company’s knowledge, threatened claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Group Companies have timely contributed all material required payments towards pension arrangement (including severance) according to the applicable Laws and the Employee Benefit Plans. The Employee Benefit Plans have been administered and operated in all material respects in compliance with their terms and all applicable Laws.

(f)  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not materially (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, or (iv) create or otherwise result in Liability with respect to any Company Employee Plan.

(g)  No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

(h)  The Group Companies have no material obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code.

(i)  Each Foreign Benefit Plan that is required to be registered or intended to be Tax exempt has been registered (and, where applicable, accepted for registration) and is Tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities.  All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

(j)  Except as set forth in Section 3.11(j) of the Company Disclosure Schedules, the Group Companies have not made, and there are no facts that would give rise to, any material changes to the Employee Benefit Plans resulting from disruptions caused by the COVID-19 pandemic or COVID-19 Matters, nor are any such changes currently contemplated.

Section 3.12  Environmental Matters.

(a)  None of the Group Companies have received any written notice from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any material respect of, or a failure to comply in all material respects with, any Environmental Laws.

(b)  There is no material Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to Environmental Laws.

(c)  There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances, other than in compliance in all material respects with Environmental Laws.

(d)  The Group Companies have made available to SPAC copies of all material environmental, health and safety reports and documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13  Intellectual Property.

(a)  Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of all currently issued, registered or pending Company Registered Intellectual Property as of the date of this Agreement.  Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item, (D) the issuance, registration or application number, as applicable, for such item.

(b)  As of the date of this Agreement, all necessary fees and filings with respect to any issuances or registrations of Company Registered Intellectual Property required to be listed on Section 3.13(a) of the Company Disclosure Schedules have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such issuances or registrations of Company Registered Intellectual Property (taking into account any applicable grace periods).  As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Company Registered Intellectual Property required to be listed on Section 3.13(a) of the Company Disclosure Schedules has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application and where such decision would not have a Company Material Adverse Effect.

(c)  The Group Companies solely and exclusively own all right, title and interest in and to all Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), in each case, except as would not have a Company Material Adverse Effect.

(d)  Section 3.13(d) of the Company Disclosure Schedules sets forth a list of all current Contracts for Company Licensed Intellectual Property that, as of the date of this Agreement, are material to the business of the Group Companies, taken as a whole, other than, for the avoidance of doubt, (A) licenses to Off-the-Shelf Software, (B) licenses to Public Software and (C) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors that do not materially differ from the Group Companies’ form therefor that has been made available to SPAC.  The applicable Group Company has valid rights (subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law) under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as would not have a Company Material Adverse Effect.

(e)  Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property since December 31, 2018 (each such person, a “Creator”) have (i) agreed to maintain and protect the trade secrets and confidential information of the applicable Group Company and (ii) assigned or have agreed to a present assignment to such Group Company of all such Intellectual Property Rights authored, invented, created, improved, modified or developed by such person on behalf of a Group Company in the course of such Creator’s employment or other engagement with such Group Company. Each Group Company’s employees have expressly waived any and all rights to royalties or other consideration or non-assignable rights in respect of all such Intellectual Property Rights, including an express and irrevocable waiver of the right to receive compensation in connection with “Service Inventions” and an express and irrevocable waiver or agreement not to assert any “moral rights”, in each case, to the extent such rights can be waived under applicable Law. There are no current or, to the Company’s knowledge, threatened, disputes with any Creator regarding the scope of any assignment of Intellectual Property rights to a Group Company by any Creator, or performance under such assignment agreement, including with respect to any payments to be made or received by a Group Company thereunder.

(f)  Each Group Company has taken commercially reasonable steps to safeguard and maintain the secrecy of any material trade secrets, know-how and other confidential information owned by each Group Company.  Without limiting the foregoing, to the Company’s knowledge, no Group Company has disclosed any trade secrets, know-how or confidential information to any other Person unless such disclosure was in connection with such Person’s employment with a Group Company or under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure.  To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any material trade secrets, know-how or confidential information of or in the possession each Group Company.

(g)  None of the Company Owned Intellectual Property is subject to any outstanding Order that restricts in any material manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or adversely affects the validity, or enforceability of any such Company Owned Intellectual Property in any material respect.

(h)  No (i) government funding or governmental grants or other incentives from any Governmental Entity or (ii) facilities of a university, college, other educational institution or research center was used in the development of the Company Intellectual Property. Except as set forth in Section 3.13(h) of the Company Disclosure Schedules, to the knowledge of the Company, no employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property Rights, has performed services for or otherwise was under restrictions resulting from his/her relations with any government, university, college or other educational institution or research center during a period of time during which any Company Intellectual Property Rights were created or during such time that such employee, consultant or independent contractor was also performing services for or for the benefit of the Company, nor has any such person created or developed any Company Intellectual Property Rights with any governmental grant.

(i)  To the Company’s knowledge, neither the conduct of the business of the Group Companies nor nor the manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product by the Group Companies, nor the use, practice, or other exploitation of the Company Owned Intellectual Property and Company Licensed Intellectual Property by the Group Companies, infringes, constitutes or results from an unauthorized use or misappropriation of, or otherwise violates any Intellectual Property Rights of any other Person in any material respect.

(j)  There is no material Proceeding pending, or to the Company’s knowledge, threatened (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, or (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property.

(k)  To the Company’s knowledge, no Person is infringing, misappropriating, diluting or violating any Company Owned Intellectual Property in any material respect.  Except as set forth in Section 3.13(k) of the Company Disclosure Schedules, since December 31, 2018, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.

(l)  No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the material source code that is Company Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code, and to the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to, result in the delivery, license or disclosure of any material source code that constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

(m)  No Group Company has accessed, used, modified, linked to, or created derivative works from any Public Software in a manner which would subject any material proprietary Software included in the Company Owned Intellectual Property that constitutes a Company Product and that is distributed outside of the Group Companies to any obligations set forth in the license for such Public Software, that (i) requires any material Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any material Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any material Company Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any material Company Owned Intellectual Property, other than compliance with notice and attribution requirements.

(n)  Each Group Company has developed, implemented, and maintained a commercially reasonable written data protection and data privacy compliance and information security program (“Data Processing Program”) that contains appropriate administrative, technical, and physical safeguards designed to protect the data collected, generated, or received in connection with the marketing, delivery or use of any Company Product, and any third party data howsoever obtained or collected by or for the Group Companies, including Personal Confidential Information and other customer data processed in connection with the purchase, sale, or use of any Company Product. Since December 31, 2018, each Group Company has complied in all material respects with (i) all applicable Laws relating to data privacy, data protection, security breach notification and the collection, storage and use of Personal Confidential Information and user information gathered in the course of their operations, (ii) the applicable Data Processing Programs, including all rules, policies and procedures on data privacy, protection, collection, storage and use established by the Group Companies from time to time, and (iii) all restrictions and requirements with respect to such Group Company’s use, storage and collection of data and Personal Confidential Information contained in any written agreement to which such Group Company is bound.

(o)  To the Company’s knowledge, since December 31, 2018, there has not been a material data security breach or material unauthorized access, use, loss, disclosure, or publication of any Personal Confidential Information owned, or in the possession or control of a Group Company, including any unauthorized access, use, disclosure, or publication of Personal Confidential Information that would constitute a breach for which notification to individuals and/or Governmental Entities is required under any applicable Information Privacy and Security Laws to which the Group Company is subject. Since December 31. 2019, the collection, maintenance, transmission, transfer, use, disclosure, storage, disposal, and security of Personal Confidential Information by the Group Companies has complied in all material respects with (i) applicable Information Privacy and Security Laws, (ii) Contracts that govern Personal Confidential Information, and (iii) the Data Processing Program and other applicable privacy policies of the Group Companies. No material Proceeding is pending or, to the Company’s knowledge threatened in writing against a Group Company relating to the processing or security of Personal Confidential Information. The consummation of the transactions contemplated by this Agreement will not breach or violate in any material respect any such Laws, agreements, or any Data Processing Program.

(p)  The IT Assets operate and perform in a manner that permits the Group Companies and Merger Sub to conduct their businesses as currently conducted in all material respects. Each Group Company has taken commercially reasonable actions to protect the confidentiality, integrity, operation and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized, use, access, interruption, malfunction, modification, or corruption. To the Company’s knowledge, since December 31, 2018, there has been no material malfunction of any IT Assets, or any unauthorized use, access, interruption, modification, or corruption of any material information or transactions stored or contained therein or transmitted thereby.

Section 3.14  Labor Matters.

(a)  None of the Group Companies (A) has any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, or (B) has any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice). No officer of a Group Company is under notice of termination and there are no proposals for such termination or to materially change any terms of employment of any such officer. The Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies or Merger Sub. The Group Companies are in compliance in all material respects with all Laws respecting hiring, employment, termination of employment, employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, wages and hours, and employee health and safety. There are no pending, or to the Company’s knowledge, threatened in writing, material Proceedings against a Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company.

(b)  No Group Company is or has been a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group nor is there any duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. No extension order applies to any Group Company other than the general extension orders that apply to all employers in Israel.  Except as set forth in Section 3.14(b) of the Company Disclosure Schedules, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company.  To the Company’s knowledge, there have been no labor organizing activities with respect to any employees of any Group Company.

(c)  The Group Companies have not experienced any material employment-related Liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. Except as set forth on Section 3.14(c), there have been no furloughs, layoffs, or salary reductions affecting any employee of any Group Company as a result of or in response to COVID-19. The Group Companies are in material compliance with COVID-19 Measures with respect to their employees, service providers and workplaces.

(d)  To the Company’s knowledge, no officer of any Group Company presently intends to terminate his or her employment with such Group Company, whether as a result of the Transactions or otherwise.

Section 3.15  Insurance.  Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty, umbrella, crime and fiduciary, employment practices, directors and officers, cyber, and other forms of insurance owned or held by any Group Company as of the date of this Agreement.  Such list includes for each such policy, the type of policy, form of coverage, the policy number and the name of the insurer, premium or retention, effective date, and expiration date. All such policies are legal, valid, binding, enforceable in accordance with their terms, in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to SPAC. No written notice of cancellation, non-renewal, disallowance, or reduction in coverage or claim or termination of any such policy has been received by any Group Company. To the knowledge of the Company, as of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof. To the knowledge of the Company, the Group Companies are not required by Law or Material Contract to obtain any insurance not already obtained.

Section 3.16  Tax Matters.

(a)  Each Group Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return. The Financial Statements accrue, in accordance with GAAP, all material liabilities for Taxes with respect to all periods through the date thereof.

(b)  Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c)  No Group Company is currently the subject of a Tax audit or examination with respect to Taxes. No Group Company has been informed of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to Taxes.

(d)  No Group Company is party to any agreement to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e)  No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f)  No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4.

(g)  There are no Liens for Taxes on any assets of the Group Companies other than Permitted Liens.

(h)  During the two (2)-year period ending on the date of this Agreement, no Group Company was a “distributing corporation” or a “controlled corporation” in a transaction to be governed by Section 355 of the Code.

(i)  No Group Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j)  No claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)  No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(l)  Each Group Company is Tax resident only in its jurisdiction of formation.

(m)  No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n)  No Group Company organized or formed under the laws of a jurisdiction outside of the United States (i) is a “surrogate foreign corporation” or “expatriated entity” within the meaning of Section 7874 of the Code or is treated as a U.S. corporation for U.S. federal Tax purposes by reason of the application of Sections 269B or 7874(b) of the Code or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a).

(o)  The Company does not have knowledge of any fact or any reason that (when taken together with the Company’s understanding of other relevant facts) would reasonably be expected to cause the Company to be treated, following the completion of the Transactions, as a Tax resident of a country other than Israel.

(p)  All payments by, to or among the Group Companies comply with all applicable transfer pricing requirements imposed by any Governmental Entity and the Company complies, and has always been compliant, with the requirements of Section 85A of the Israeli Income Tax Ordinance and the regulations promulgated thereunder and Section 482 of the Code and the Treasury Regulations thereunder, where applicable.

(q)  Each Group Company is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Entity, and the consummation of the transactions contemplated by this Agreement will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

(r)  No Group Company applied for any tax benefits under the Israeli Law for the Encouragement of Capital Investments, 1959.

(s)  The Group Companies do not and no Group Company has ever participated or engaged in any transaction listed in Section 131(g) of the Israeli Income Tax Ordinance and the Israeli Income Tax Regulations (Reportable Tax Planning), 2006, promulgated thereunder. The Group Companies do not and have never taken a tax position that is subject to reporting under Section 131E of the Israeli Income Tax Ordinance. No Group Company has ever obtained a legal or tax opinion that is subject to reporting under Section 131D of the Israeli Income Tax Ordinance. The Group Companies do not and no Group Company has ever performed and was not part of any action or transaction that is classified as a “reportable opinion” under Section 67C of the Israeli Value Added Tax Law, 1975 (the “Israeli VAT Law”) or a “reportable position” under Section 67D of the Israeli VAT Law.

(t)  The Company is duly registered for the purposes of Israeli value added tax and has complied in all respects with all requirements concerning VAT. The Company (i) has not made any exempt transactions (as defined in the Israeli VAT Law) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies and other transactions and imports made by it or them, (ii) has collected and remitted in a timely manner to the Israel Tax Authority (the “ITA”) all output VAT which it is required to collect and remit under any applicable Law and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law. Except for the Company, no Group Company has ever been, and no Group Company currently is, required to effect Israeli VAT registration.

(u)  Each of the Company Equity Plans that is intended to qualify as a capital gains route plan under Section 102 of the Israeli Income Tax Ordinance has received a favorable determination or approval letter from, or is otherwise approved by or deemed approved by passage of time without objection by, the ITA. All awards granted under the Company Equity Plans that were intended to qualify with the capital gains route under Section 102 of the Israeli Income Tax Ordinance have been granted in compliance with the applicable requirements of Section 102 and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the appointment of an authorized trustee, and the due deposit of such securities with such trustee pursuant to the terms of Section 102 of the Israeli Income Tax Ordinance, the guidance published by the ITA on July 24, 2012, and the clarification dated November 6, 2012.

(v)  The Company is not and has never been a real property corporation (Igud Mekarke’in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 1963.

(w)  Neither the Company nor any holder of Company Equity Securities is subject to any restrictions or limitations pursuant to Part E2 of the Israeli Income Tax Ordinance or pursuant to any Tax ruling made with reference to the provisions of Part E2.

Section 3.17  Brokers.  Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies or any of their Affiliates has any obligation.

Section 3.18  Real and Personal Property.

(a)  Owned Real Property.  No Group Company owns any real property.

(b)  Leased Real Property.  Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement.  True and complete copies of all such Real Property Leases have been made available to SPAC.  Except as set forth in Section 3.18(b) of the Company Disclosure Schedules, each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).  There is no material breach or default by any Group Company or, to the Company’s knowledge, any third-party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases. There are no options or other contracts under which any Group Company has a right or obligation to acquire or lease any interest in real property. All Real Property Leases are shown or reflected on the Latest Balance Sheet to the extent required by GAAP, other than those entered into or acquired on or after the Latest Balance Sheet Date.

(c)  All material personal property and other material property and assets of the Group Companies owned, used or held for use in connection with the business of the Group Companies (the “Personal Property”), are shown or reflected on the Latest Balance Sheet, to the extent required by GAAP applied on a consistent basis in accordance with past practice, other than those entered into or acquired on or after the date of the Latest Balance Sheet in the ordinary course of business. The Group Companies have good and marketable title to the Personal Property owned by them, and all such Personal Property is in each case held free and clear of all Liens, except for Permitted Liens.

Section 3.19  Transactions with Affiliates.  Section 3.19 of the Company Disclosure Schedules sets forth all Contracts (a) between any Group Company, on the one hand, and any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (a), a “Company Related Party”), and (b) the Investor Rights Agreement, each and every Side Letter and Management Rights Letter with shareholders, each shareholders’ agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract of any Group Company, including any Contract granting any shareholder of the Company investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights (collectively, the “Company Investor Agreements”), in each case other than (i) Contracts with respect to a Company Related Party’s employment or other engagement with (including benefit plans and other ordinary course of business compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b).  All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”. All material transactions since the incorporation of the Company between the Company and interested parties that require approvals pursuant to Sections 268 to 284 of the Israeli Companies Law, 1999, or pursuant to the Governing Documents of the Company have been duly approved.

Section 3.20  Compliance with International Trade & Anti-Corruption Laws.

(a)  Since January 1, 2016, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity 50-percent or more owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii).

(b)  No Group Company, or to the knowledge of Company, any of the Group Company’s directors, officers or personnel in their capacity as such, is in violation of, or since January 1, 2016, has been, in violation of, has been threatened to be charged with or given notice of any violation of or, to the knowledge of Company is under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, applicable Sanctions and Export Control Laws.

(c)  No Group Company is, or is required to be, registered with the Israeli Ministry of Defense as a security exporter. The business of the Group Companies and Merger Sub does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, marketing or export is restricted under Israeli Law, and the business of the Group Companies does not require any Group Company to obtain a license from the Israeli Ministry of Economy and/or the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Israeli Control of Products and Services Declaration (Engagement in Encryption), 1974 or other legislation regulating the development, commercialization, marketing or export of technology. There is no Order outstanding against any Group Company that is or would reasonably be expected to be, material to the Group Companies or that in any manner seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement.

(d)  Neither the Group Companies, their directors or officers, nor, to the Company’s knowledge, any of their employees, agents, or any other Persons acting for or on behalf of any of the Group Companies has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws.

(e)  The Group Companies have implemented and maintained policies and procedures reasonably designed to promote compliance with, and prevent violation of, Anti-Corruption Laws, Sanctions and Export Control Laws.

(f)  The Group Companies have not received and has not applied for any grant or other support or benefits (including, without limitation, Tax benefits) from any United States, Israeli or foreign Governmental Entity.

Section 3.21  Customers and Suppliers.

(a)  A list of the top ten (10) customers (by revenue) of the Group Companies, as a whole, (i) for the year ended December 31, 2019 and (ii) as of September 30, 2020 (collectively, the “Material Customers”) and the aggregate amount of consideration paid to the Group Companies by each Material Customer during such periods has been provided to SPAC. Except as set forth in Section 3.21(a) of the Company Disclosure Schedules, no such Material Customer has expressed to any Group Company in writing, and the Company has no knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with a Group Company or of a material breach of the terms of any Contract with such Material Customer. No Material Customer has asserted or threatened to assert a force majeure event or anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic.

(b)  A list of the top ten (10) vendors to and/or suppliers of (by spend) of the Group Companies (i) for the year ended December 31, 2019 and (ii) as of September 30, 2020 (collectively, the “Material Suppliers”) and the amount of consideration paid to each Material Supplier by the Group Companies during such periods has been provided to SPAC. Except as set forth in Section 3.21(b) of the Company Disclosure Schedules, no Material Supplier is the sole source of the goods or services supplied by such Material Supplier.

Section 3.22 Product Warranties; Product Liability.

(a) No Group Company, nor, to the Company’s knowledge, any licensee, partner, collaborator or joint venture of a Group Company has developed, manufactured, commercialized, produced, formulated, propagated, modified, customized, processed, distributed or sold any Company Product that did not comply with any express or implied warranty regarding such Company Product or that contained any unintended Hazardous Substance or that was otherwise adulterated, contaminated, mislabeled, defective, off-specification or improperly packaged or transported.

(b) To the extent any warranties are implied or imposed by any Law, no Company Product sold, distributed, delivered or licensed by the Group Companies, or any their licensees, partners, collaborators or joint venturers is subject to any guaranty or warranty from or on behalf of the Group Companies. No claim has been made, or to the knowledge of the Company, threatened against the Group Companies by a customer or any other Person alleging that (i) such Company Product (A) did not comply with any express or implied warranty regarding such Company Product, (B) contained an unintended Hazardous Substance, or (C) was otherwise contaminated, adulterated, mislabeled, defective or improperly packaged or transported, or (ii) the Group Company, or any licensee, partner, collaborator, joint venturer, supplier, warehouse, distributor or seller of any Company Product breached any duty to warn, test, inspect or instruct of the risks, limitations, precautions or dangers related to the use, application, or transport of any such Company Product.

(c) Except as set forth in Section 3.22(c) of the Company Disclosure Schedules, there have been no recalls, market withdrawals or replacements (voluntary or involuntary) with respect to any Company Product or any similar actions, investigations, notices or threatened recalls by any Governmental Entity with respect to any Company Product and, to the knowledge of the Company, no facts or circumstances exist that are reasonably likely to (i) result in the recall, market withdrawal or replacement of any Company Product sold or intended to be sold, or (ii) cause, as a result of any regulatory action by any Governmental Entity, a termination or suspension of the marketing, distribution or sale of any Company Product.

(d) Except as set forth in Section 3.22(d) of the Company Disclosure Schedules, no Person has claimed that any Group Company has committed any act, or failed to commit any act, which would result in, and there has been no occurrence which would reasonably give rise to, or form the basis of, whether or not covered by insurance, any (i) product liability, (ii) liability for injuries or damage to individuals or property (including without limitation any crops, animals or livestock) or (iii) liability for economic damages or losses.

Section 3.23 PIPE Financing.  The Company has entered into Subscription Agreements with Subscribers for the sale of Company Ordinary Shares upon Closing for aggregate gross proceeds of not less than $200,000,000. Each Subscriber has completed an accredited investor questionnaire customary for financings of the type and size of the PIPE Financing, and the Company has received representations and warranties from each Subscriber that such Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

Section 3.24 Information Supplied.  None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.25 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the Transactions.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which it is or will be a party, none of SPAC, any SPAC Non-Party Affiliate nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 3.26 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III OR THE ANCILLARY DOCUMENTS, NONE OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY AND MERGER SUB EACH EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES OR MERGER SUB THAT HAVE BEEN MADE AVAILABLE TO SPAC OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES OR MERGER SUB BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY OR MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, MERGER SUB ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article IV.
REPRESENTATIONS AND WARRANTIES RELATING TO SPAC

Subject to Section 8.8, except as set forth in the SPAC Disclosure Schedules, or except as set forth in any SPAC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), SPAC hereby represents and warrants to the Company as follows:

Section 4.1  Organization and Qualification.  SPAC is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware. The copies of the Governing Documents of SPAC previously delivered by SPAC to the Company are true, correct and complete and are in effect as of the date of this Agreement. SPAC is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its Governing Documents.

Section 4.2  Authority.

(a) SPAC has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  Subject to the receipt of the SPAC Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which SPAC is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of SPAC.  This Agreement has been and each Ancillary Document to which SPAC is or will be a party will be, upon execution and delivery thereof, duly and validly executed and delivered by SPAC and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of SPAC (assuming this Agreement has been and the Ancillary Documents to which SPAC is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against SPAC in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b) At a meeting duly called and held, the SPAC Board has unanimously: (i) determined that this Agreement and the Transactions are fair and in the best interests of the SPAC Stockholders, (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less any deferred underwriting commissions and Taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a business combination and (iv) resolved to recommend to the shareholders of SPAC approval of each of the matters requiring SPAC Stockholder Approval.

Section 4.3  Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent, Permit, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of SPAC with respect to SPAC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, and (C) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents, or the Transactions, (iv) filing of the Certificate of Merger or (v) the SPAC Stockholder Approval.

(b) Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.3(a), neither the execution, delivery or performance by SPAC of this Agreement nor the Ancillary Documents to which SPAC is or will be a party nor the consummation by SPAC of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of SPAC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which SPAC or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC.

Section 4.4  Brokers.  Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the SPAC Disclosure Schedules (which fees shall be the sole responsibility of SPAC, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SPAC for which SPAC or any of its Affiliates, including Sponsor, has any obligation.

Section 4.5  Information Supplied.  None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6  Capitalization of SPAC.

(a) Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares, Sponsor Shares and SPAC Warrants. All outstanding Equity Securities of SPAC have been duly authorized and validly issued. All SPAC Shares and Sponsor Shares are fully paid and non-assessable.  The issuance of SPAC Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth in Section 4.6(a) of the SPAC Disclosure Schedules, such Equity Securities (i) were not issued in violation of the Governing Documents of SPAC or any applicable Law and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person.  Except for the SPAC Shares, Sponsor Shares, SPAC Warrants, and SPAC Convertible Notes set forth in Section 4.6(a) of the SPAC Disclosure Schedules (subject to any SPAC Stockholder Redemptions), any SPAC Units which have not been split into their component securities, immediately prior to Closing, there shall be no other outstanding Equity Securities of SPAC.

(b) Except as disclosed in the SPAC SEC Reports, in Section 4.6(b) of the SPAC Disclosure Schedules, or as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed to by the Company and SPAC, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require SPAC, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed in writing by the Company and SPAC, there is no obligation of SPAC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or SPAC’s Governing Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any securities or Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or in Section 4.6(b) of the SPAC Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of SPAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which SPAC Stockholders may vote. Except as disclosed in the SPAC SEC Reports or in Section 4.6(b) of the SPAC Disclosure Schedules, SPAC is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC. SPAC does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any Equity Securities, of such Person.

Section 4.7  SEC Filings.  SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”). Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports.  As of their respective dates of filing, the SPAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.8  Trust Account.

(a) As of the date of this Agreement, SPAC has an amount in cash in the Trust Account equal to at least $150,000,000.  The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of April 30, 2020 (the “Trust Agreement”), between SPAC and Continental, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders).  Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since April 30, 2020, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the SPAC Stockholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

(b) Assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date (after disbursements in respect of deferred underwriting commissions, Taxes, and to the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC).

Section 4.9  Indebtedness.  Except as set forth in Section 4.9 of the SPAC Disclosure Schedules, as of the date hereof, SPAC does not have, or have any Contract requiring it to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 4.10 Transactions with Affiliates.  Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor) or Affiliate of either SPAC or Sponsor, on the other hand (each Person identified in this clause (b), an “SPAC Related Party”).  Except as set forth in Section 4.10 of the SPAC Disclosure Schedules, no SPAC Related Party (A) owns any interest in any material asset used in the business of SPAC, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of SPAC or (C) owes any material amount to, or is owed material any amount by, SPAC.  All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 are referred to herein as “SPAC Related Party Transactions”.

Section 4.11 Litigation.  As of the date of this Agreement, there is (and since its incorporation, there has been) no Proceeding pending or, to SPAC’s knowledge, threatened against or involving or otherwise affecting SPAC or its assets, including any condemnation or similar proceedings.  Neither SPAC nor any of its properties or assets is subject to any Order.  As of the date of this Agreement, there are no Proceedings by SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon SPAC which could have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions.

Section 4.12 Compliance with Applicable Law.  SPAC is and since its incorporation, has been in compliance with all applicable Laws, except as would not have a material adverse effect. SPAC has not received any written notice from any Governmental Entity of a violation of any applicable Law by SPAC at any time since its formation, which violation would reasonably be expected to have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions.

Section 4.13 Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature.  Except as set forth in SPAC’s Governing Documents, there is no Contract binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it (including, in each case, following the Closing).

(b) SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, SPAC has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

(c) Except for this Agreement and the agreements expressly contemplated hereby or as set forth in Section 4.13(c) of the SPAC Disclosure Schedules, SPAC is and at no time has been, party to any Contract with any other Person that would require payments by SPAC in excess of $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby and Contracts set forth Section 4.13(c) of the SPAC Disclosure Schedules).

(d) There is no liability, debt or obligation against SPAC, except for liabilities and obligations (i) reflected or reserved for on SPAC’s consolidated balance sheet as of June 30, 2020 or disclosed in the notes thereto, (ii) that have arisen since the date of SPAC’s consolidated balance sheet as of June 30, 2020 in the ordinary course of the operation of business of SPAC or that are set forth in Section 4.13(d) of the SPAC Disclosure Schedules or (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions or (iv) that would not reasonably be expected to be, individually or in the aggregate, material to SPAC.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s financial statements included in SPAC’s periodic reports required under the Exchange Act.

(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its IPO, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq.  The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CGROU”. The issued and outstanding SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CGRO”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CGROW”.  As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, SPAC Shares or SPAC Warrants or prohibit or terminate the listing of the SPAC Units, SPAC Shares or SPAC Warrants on Nasdaq.  Neither SPAC nor any of its Affiliates has taken any action that is designed to terminate the registration of the SPAC Units, SPAC Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement. SPAC has not received any notice from Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the SPAC Units, SPAC Shares or SPAC Warrants from Nasdaq or the SEC.

(d) The SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements.  The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s assets.  SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f)   Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC to SPAC’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of SPAC to SPAC’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

(g) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. None of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.15 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.15 of the SPAC Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions (it being understood and agreed that the expected third-parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.15 of the SPAC Disclosure Schedules), (c) that are incurred in connection with or incident or related to SPAC’s incorporation or continuing corporate existence, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 5.10(e) or incurred in accordance with Section 5.10(e) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the SPAC Financial Statements included in the SPAC SEC Reports, SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.16 Tax Matters.

(a) SPAC has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and SPAC has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) SPAC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) SPAC is not currently the subject of a Tax audit or examination with respect to Taxes. SPAC has not been informed of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to Taxes.

(d) SPAC is not party to any agreements to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to Taxes.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to SPAC which agreement or ruling would be effective after the Closing Date.

(f) SPAC is not and has not been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4.

(g) There are no Liens for Taxes on any assets of SPAC other than Permitted Liens.

(h) During the two (2)-year period ending on the date of this Agreement, SPAC was not a “distributing corporation” or a “controlled corporation” in a transaction governed by Section 355 of the Code.

(i) SPAC (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has no any Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(j) No claims have ever been made by any Tax Authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) SPAC is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(l) SPAC is Tax resident only in its jurisdiction of incorporation.

(m) SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) SPAC is not and has not been during the last five (5) years a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(o) SPAC (i) is not a “surrogate foreign corporation” or “expatriated entity” within the meaning of Section 7874 of the Code or is treated as a U.S. corporation for U.S. federal Tax purposes by reason of the application of Section 269B or Section 7874(b) of the Code or (ii) was not created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a).

(p) SPAC does not have knowledge of any facts or any reason that (when taken together with SPAC’s understanding of the relevant facts) would reasonably be expected to cause the Company to be treated, following the completion of the Transactions, as a Tax resident of a country other than Israeli.

Section 4.17 Material Contracts; No Defaults.

(a) The SPAC has filed as an exhibit to the SPAC SEC Reports all Contracts, including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, SPAC is a party or by which any of its respective assets are bound.

(b) Each Contract of a type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, was entered into at arm’s length. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of SPAC, and, to the knowledge of the SPAC, the other parties thereto, and are enforceable by SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the SPAC and, to the knowledge of the SPAC, the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) SPAC has not received any written or oral claim or notice of material breach of or material default under any such Contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by SPAC or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) SPAC has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

Section 4.18 Absence of Changes. Since the date of SPAC’s incorporation, (a) no change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of SPAC or the ability of SPAC to enter into, perform its obligations under this Agreement or consummate the Transactions and (b) except for commercially reasonable actions and omissions taken as a result of COVID-19 and COVID-19 Measures, or as expressly contemplated by this Agreement, any Ancillary Document or in connection with the Transactions, (i) SPAC has conducted its business in the ordinary course in all material respects and (ii) SPAC has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10.

Section 4.19 Employee Benefit Plans. SPAC does not maintain, contribute to or have any obligation or liability, nor could reasonably be expected to have any obligation or liability, under, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material, written plan, policy, program, arrangement or agreement (other than standard employment agreements that can be terminated at any time without severance or termination pay and upon notice of not more than 60 days or such longer period as may be required by applicable Law) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which SPAC has no remaining obligations or liabilities (collectively, the “SPAC Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of SPAC or (ii) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of SPAC to payments or benefits or increases in any existing payments or benefits or any loan forgiveness.

Section 4.20 Sponsor Letter Agreement. SPAC has delivered to the Company a true, correct and complete copy of the Sponsor Letter Agreement. The Sponsor Letter Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by SPAC. The Sponsor Letter Agreement is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Letter Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of the Sponsor Letter Agreement.

Section 4.21 Investment Company Act. SPAC is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22 Charter Provisions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

Section 4.23 Compliance with International Trade & Anti-Corruption Laws.

(a) Since SPAC’s incorporation, neither SPAC nor, to SPAC’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); (iii) an entity 50-percent or more owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii).

(b) Since SPAC’s incorporation, neither SPAC, its directors or officers, nor, to SPAC’s knowledge, any of its employees, agents or any other Persons acting for or on behalf of any of SPAC has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. SPAC has implemented and maintained policies and procedures reasonably designed to promote compliance with, and prevent violation of, Anti-Corruption Laws.

Section 4.24 Forfeiture Agreement. SPAC has delivered to the Company a true, correct and complete copy of the Forfeiture Agreement. No withdrawal, termination, amendment or modification of the Forfeiture Agreement is contemplated by SPAC and, to the knowledge of SPAC, the Forfeiture Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect. The Forfeiture Agreement is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, the other parties thereto. To the knowledge of SPAC, neither the execution nor delivery by the other parties thereto of, nor the performance of any of the obligations of the parties thereto under, the Forfeiture Agreement violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law (other than as required under applicable securities laws and as otherwise contemplated herein or in the other Ancillary Documents). No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of the Forfeiture Agreement.

Section 4.25 Investigation; No Other Representations.

(a) SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the Transactions.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SPAC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 4.26 Residency. SPAC is a non-Israeli resident company that has no activities in Israel, and its activity is controlled and managed outside of Israel. Each of SPAC’s directors, officers, managers and general managers are non-Israeli residents and conduct SPAC’s activity outside of Israel.

Section 4.27 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY PARTIES OR ANY OF ITS OR THEIR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV AND THE ANCILLARY DOCUMENTS, NEITHER SPAC, NOR ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY PARTIES OR ANY OF ITS OR THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC BY OR ON BEHALF OF THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, MERGER SUB, OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION, ANY SPAC SEC REPORTS, OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC, ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article V.
COVENANTS

Section 5.1  Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to (i) conduct and operate the business of the Group Companies in the ordinary course of business and in compliance with all applicable Laws, (ii) maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, (iii) keep available the services of the present officers and key employees of the Company and (iv) preserve existing relations and goodwill of the Group Companies with customers, suppliers, distributors and creditors of the Group Companies.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law (including COVID-19 Measures), as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by SPAC (such consent, not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of any Group Company or Merger Sub or repurchase, redeem or otherwise acquire, offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of any Group Company or Merger Sub, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company, and other than any dividends or distributions required under the Governing Documents of any joint venture of any Subsidiaries of the Company;

(ii)  (A) merge, consolidate, combine or amalgamate any Group Company or Merger Sub with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than such acquisitions and purchases set forth in Section 5.1(b)(ii) of the Company Disclosure Schedules that would not require financial statements of the acquired business to be included in the Registration Statement / Proxy Statement pursuant to Rule 3-05 of Regulation S-X under the Securities Act;

(iii)  adopt any amendments, supplements, restatements or modifications to any Group Company’s or Merger Sub’s Governing Documents;

(iv) form or establish any Subsidiary other than in the ordinary course of business;

(v) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or Merger Sub or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company or Merger Sub to issue, deliver or sell any Equity Securities of any Group Company, other than (X) the issuance of Company Equity Awards pursuant to a Company Equity Plan or the issuance of shares of capital stock of the Company upon the exercise, settlement or conversion of any Company Equity Awards outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement, (Y) the issuance of Company Preferred C-1 Shares pursuant to the Series C-1 Preferred Share Purchase Agreement, dated October 1, 2020, as the Company may amend solely to provide for the issuance of an additional $15 million aggregate value of Series C-1 Preferred Shares and to amend the purchase price for the Company Preferred C-1 Shares in accordance with the Equity Value, or (Z) the issuance of performance warrants, with the terms and amounts and to the Persons as set forth on Section 5.1(b)(v) of the Company Disclosure Schedule;

(vi) incur, create or assume any Indebtedness in excess of $10,000,000, other than (x) ordinary course trade payables, (y) between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (z) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and Subsidiaries’ existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancings thereof;

(vii) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, (B) the reimbursement of expenses of employees in the ordinary course of business, (C) advances in the ordinary course of business to employees or officers of any Group Company not exceeding $500,000 in the aggregate, (D) prepayments and deposits paid to suppliers of any Group Company in the ordinary course of business, (E) trade credit extended to customers of the Group Companies in the ordinary course of business and (F) advances to wholly owned Subsidiaries of the Company;

(viii) except (x) as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules or any applicable Law, or (y) in the ordinary course of business (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)), (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase the compensation or benefits payable to, or pay any material special bonus or special remuneration to, any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to, or the vesting or period of exercisability of any Equity Award held by, or reprice any Equity Award held by, any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (E) enter into any collective bargaining agreement or arrangement, (F) hire new executive officers, or (G) terminate the employment or engagement of any executive officer other than for cause;

(ix) make, change or revoke any election concerning Taxes (including, for the avoidance of doubt, making any U.S. federal income Tax entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) with respect to the Company or any Company Subsidiary not contemplated by this Agreement), enter into any Tax closing agreement, settle any Tax claim or assessment, change its jurisdiction of Tax residence, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment, in each case, if such action would be reasonably expected to materially increase the present or future Tax liability of SPAC or any of the Group Companies;

(x) enter into any settlement, conciliation or similar Contract outside of the ordinary course of business the performance of which would involve the payment by the Group Companies in excess of $2,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

(xi) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiii) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xiv)   except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms);

(xv) abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license any material Company Intellectual Property to any Person or otherwise extend, amend, or modify any material Company Intellectual Property (other than development in the ordinary course of business);

(xvi)   sell, lease, license, encumber or otherwise dispose of any properties or assets except for the sale, lease, license, or disposition in the ordinary course of business;

(xvii)  close any facility or discontinue any material line of business or material business operations; or

(xviii)  enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

(c) Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

(d) Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall prohibit the Company from entering into additional subscription agreements for the sale and issuance of Company Ordinary Shares between the date of this Agreement and the Closing in connection with the PIPE Financing.

Section 5.2  Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including (x) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement and (y) using commercially reasonable efforts to consummate the PIPE Financing simultaneously with the Closing on the terms and subject to the conditions set forth in the Subscription Agreements).  Without limiting the generality of the foregoing, each of the Parties shall use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions.  The Company, on the one hand, and Perception and Antara, on the other hand, shall each pay fifty percent (50%) of any filing fees under the HSR Act and any other applicable competition, antitrust, merger control or foreign investment Laws; provided, however, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents.  Each Party shall (i) make any appropriate filings pursuant to the HSR Act (and, where required, with any other Governmental Entity) with respect to the transactions contemplated by this Agreement promptly following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act.  SPAC shall promptly inform the Company of any communication between SPAC, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform SPAC of any communication between any Company Party, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the Transactions. Without limiting the foregoing, (1) the Parties agree to request early termination of the applicable waiting period under the HSR Act, and (2) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the Transactions, except with the prior written consent of SPAC and the Company.  Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (B) terminate, amend or assign existing relationships and contractual rights or obligations, (C) amend, assign or terminate existing licenses or other agreements, or (D) enter into new licenses or other agreements.  No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with SPAC’s and the Company’s prior written consent.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company Parties, on the other hand, shall give counsel for the Company Parties (in the case of SPAC) or SPAC (in the case of any Company Party), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions.  Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Company Party, SPAC, or, in the case of SPAC, any Company Party in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article V that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, SPAC or any of its Representatives (in their capacity as a Representative of SPAC) or, in the case of the Company and Merger Sub, any Group Company or Merger Sub or any of their respective Representatives (in their capacity as a Representative of any Group Company or Merger Sub).  SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.  Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of SPAC, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall the Company, any other Group Company, Merger Sub or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of SPAC (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for SPAC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC and its Representative(s) that are the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by SPAC or its Representative(s) thereof or would otherwise constitute a SPAC Liability or (y) any non-monetary, injunctive, equitable or similar relief against SPAC or (C) contains an admission of wrongdoing or Liability by SPAC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall SPAC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent.

Section 5.3  Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein or therein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to SPAC and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies, including financial information used in the preparation of the Financial Statements (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to SPAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any privacy Law, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company or Merger Sub, on the one hand, and SPAC, any SPAC Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, SPAC shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of SPAC (in a manner so as to not interfere with the normal business operations of SPAC).  Notwithstanding the foregoing, SPAC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any Evaluation Material or any other information (i) if and to the extent doing so would (A) violate any Law to which SPAC is subject, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of SPAC with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to SPAC under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), SPAC shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if SPAC, on the one hand, and any Group Company, any Company Non-Party Affiliate, Merger Sub or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that SPAC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4  Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and SPAC or, after the Closing, the Company; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is SPAC, or SPAC, if the disclosing party is any Company Party, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) subject to the terms of Section 5.2, to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and SPAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof.  Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith.  The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released.  Promptly after the Closing (but in any event within four (4) Business Days after the Closing), the Company shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5  Tax Matters.

(a) Notwithstanding anything to the contrary contained herein, Perception and Antara, on a joint and several basis, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes (which, for the avoidance of doubt, shall not include any Taxes imposed on or determined with reference to income, profits, gross receipts, or direct or indirect capital gains) incurred in connection with the Merger and the other transactions contemplated hereby. The Company shall, at its own expense, file (or cause to be filed) all necessary Tax Returns with respect to all such Taxes and shall timely pay (or cause to be timely paid) to the applicable Governmental Authority such Taxes (subject to prompt reimbursement from Perception and/or Antara). The Parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Taxes.

(b) At or prior to the Closing, SPAC shall have delivered to the Company a certificate and notice pursuant to Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(2) certifying that the Company has not been a “United Stated real property holding corporation” within the meaning of Code Section 897(c)(2) during the five (5)-year period ending on the Closing Date and notifying the U.S. Internal Revenue Service of the same, in a form reasonably acceptable to the Company.

Section 5.6  Exclusive Dealing.

(a) The Company shall immediately cease and cause to be terminated all existing discussions and negotiations with any parties with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Acquisition Proposal. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company Parties shall not, and shall cause the other Group Companies not to, and shall not authorize or permit their respective Representatives to, and shall use their reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company or Merger Sub (or any Affiliate or successor of any Group Company or Merger Sub); (v) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder, or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify SPAC promptly upon receipt of any Company Acquisition Proposal by any Group Company or Merger Sub, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information.

(b) Notwithstanding anything to the contrary in Section 5.6(a) or Section 5.13, this Agreement shall not prevent the Company or the Company Board from:

(i) making any legally required disclosure to shareholders with regard to the transactions contemplated by this Agreement or a Company Acquisition Proposal; provided, that this clause (i) shall not be deemed to permit the Company or the Company Board to effect a Company Change in Recommendation except in accordance with Section 5.6(c);

(ii)  prior to obtaining the Company Preferred Shareholder Approval and the Company Shareholder Approval, making a Company Change in Recommendation (only to the extent permitted by Section 5.6(c)); or

(iii)  resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses (i) through (ii).

(c) Notwithstanding anything in this Section 5.6 or Section 5.13 to the contrary, if, at any time prior to obtaining the Company Preferred Shareholder Approval and the Company Shareholder Approval, the Company Board determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Company Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, the Company or the Company Board may, prior to obtaining the Company Preferred Shareholder Approval and the Company Shareholder Approval, make a Company Change in Recommendation; provided, that the Company will not be entitled to make, or agree or resolve to make, a Company Change in Recommendation unless (i) the Company delivers to SPAC a written notice (an “Intervening Event Notice”) advising SPAC that the Company Board proposes to take such action and containing the material facts underlying the Company Board’s determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which the Company delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which the Company delivered the Intervening Event Notice (it being understood that any material development with respect to an Intervening Event shall require a new notice with an additional four (4) Business Day (instead of five (5) Business Day) period from the date of such notice), the “Intervening Event Notice Period”), the Company Board, after considering in good faith any proposed adjustments to the terms and conditions of this Agreement proposed by SPAC so as to obviate the need for a Company Change in Recommendation, reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Company Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law. During the Intervening Event Notice Period, (x) the Company shall not make a Company Change in Recommendation, and (y) the Company shall, and shall use its reasonable best efforts to cause its Representatives to, engage in good faith negotiations with SPAC and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Company Change in Recommendation. For the avoidance of doubt, in no event shall the Company be permitted to accept a Company Acquisition Proposal, or take any action prohibited by Section 5.6(c) in connection therewith, or make a Company Change in Recommendation in connection with a Company Acquisition Proposal.

(d) If the Company makes a Company Change in Recommendation in accordance with Section 5.6(c), the Company shall terminate this Agreement in accordance with Article VII and concurrently therewith pay a termination fee to SPAC in an amount equal to $14.625 million (“Termination Fee”) in immediately available funds as liquidated damages and not as a penalty.

(e) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC (or any Affiliate or successor of SPAC, other than the PIPE Financing); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.  SPAC agrees to (A) notify the Company promptly upon receipt of any SPAC Acquisition Proposal by SPAC, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of any Person making such SPAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. The transfer of the SPAC Evaluation Material pursuant to Section 5.19 shall not violate the terms of this Section 5.6(e).

Section 5.7  Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable): (i) a proxy statement (the “Proxy Statement”) to be filed with the SEC by SPAC relating to the Transaction Proposals to be submitted to the holders of SPAC Shares and Sponsor Shares at the SPAC Stockholders Meeting, all in accordance with and as, and if, required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq and (ii) a registration statement on Form F-4 to be filed with the SEC by Company pursuant to which Company Ordinary Shares and Company Warrants issuable in the Merger will be registered with the SEC and that will include the Proxy Statement (such document, the “Registration Statement / Proxy Statement”), all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq.

(b) Each of SPAC and the Company shall use its commercially reasonable efforts to (i) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (ii) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (iii) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (iv) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement.  SPAC, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of the Company or SPAC to the SEC or Nasdaq in connection with the Transactions.

(c) If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) the Company shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the SPAC Stockholders and the Company Shareholders.

(d) The Company shall as promptly as reasonably practicable advise SPAC of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Company Ordinary Shares or Company Warrants for offering or sale in any jurisdiction, and the Company and SPAC shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use commercially reasonable efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) The Company and/or its designees shall pay all fees in connection with the registration of Company Securities and the filing of the Registration Statement / Proxy Statement.

Section 5.8  SPAC Stockholder Approval. SPAC shall use its commercially reasonable efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold the SPAC Stockholders Meeting in accordance with the Governing Documents of SPAC and the DGCL, (ii) after the Registration Statement / Prospectus is declared effective under the Securities Act, cause the proxy statement contained therein to be disseminated to the SPAC Stockholders and (iii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, solicit proxies from the SPAC Stockholders to vote in accordance with the SPAC Board Recommendation, and, if applicable, any approvals related thereto, and providing the SPAC Stockholders with the Offer.  SPAC shall, through unanimous approval of its board of directors, recommend to its shareholders (the “SPAC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger and the issuance of the Per Share Consideration hereunder) (the “Business Combination Proposal”); (ii) the approval of the issuance of the Ordinary Shares issuable in the PIPE Financing, (iii) the election to the board of directors of the Company of the individuals identified on Schedule 5.15; (iv) certain material differences between SPAC’s Governing Documents and the Company A&R Articles of Association, (v) the adoption of an incentive equity plan of the Company; (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and (viii) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (viii) together, the “Transaction Proposals”); provided, that SPAC may adjourn the SPAC Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the SPAC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SPAC Stockholders prior to the SPAC Stockholders Meeting or (D) if the holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(c) not being satisfied; provided that, without the consent of the Company, in no event shall SPAC adjourn the SPAC Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond four (4) Business Days prior to the Termination Date.  The SPAC Board Recommendation shall be included in the Registration Statement / Proxy Statement.  Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board or SPAC nor any committee of the SPAC Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC to change, withdraw, withhold or modify the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement (a “SPAC Change in Recommendation”).

Section 5.9  Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, the Company, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10 Conduct of Business of SPAC.  From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.10 of the SPAC Disclosure Schedules, or as consented in writing by the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned, or delayed), use its commercially reasonable efforts to comply with and continue performing under SPAC’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which SPAC may be a party. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.10 of the SPAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Warrant Agreement or the Governing Documents of SPAC;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of SPAC, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of SPAC;

(c) (i) merge, consolidate, combine or amalgamate SPAC with any Person or (ii) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(d) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(e) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently, or otherwise) any Indebtedness or other Liability, except for the Unpaid SPAC Expenses;

(f)   make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investment in, any other Person, other than to, of, or in, SPAC;

(g) issue any Equity Securities of SPAC or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of SPAC;

(h) enter into, renew, modify or revise any SPAC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a SPAC Related Party Transaction), other than with respect to Unpaid SPAC Expenses;

(i) engage in any activities or business, other than activities or business (i) in connection with or incident or related to SPAC’s incorporation or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(j) make, change or revoke any election concerning Taxes (including, for the avoidance of doubt, making any U.S. federal income Tax entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) with respect to SPAC not contemplated by this Agreement), enter into any Tax closing agreement, settle any Tax claim or assessment, change its jurisdiction of Tax residence, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment, in each case, if such action would reasonably be expected to materially increase the present or future Tax liability of SPAC or any of the Group Companies;

(k) enter into any settlement, conciliation or similar Contract that would require any payment from the Trust Account or that would impose any material non-monetary obligations on SPAC or any of its Affiliates (or the Company or any of its Subsidiaries after the Closing);

(l) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SPAC;

(m) change SPAC’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(n) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(o) except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Material Contract of the type described in Section 4.17 (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms);

(p) enter into or adopt any SPAC Benefit Plan or any benefit or compensation plan, policy, program or arrangement that would be a SPAC Benefit Plan if in effect as of the date of this Agreement; or

(q) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of SPAC and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, SPAC from using the funds held by SPAC outside the Trust Account to pay any SPAC Expenses or SPAC Liabilities or from otherwise distributing or paying over any funds held by SPAC outside the Trust Account to Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 Nasdaq Listing.  The Company shall use commercially reasonable efforts to cause: (a) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) the Company to satisfy all applicable initial listing requirements of Nasdaq; and (c) the Company Ordinary Shares and Company Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and SPAC shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall pay all fees of Nasdaq in connection with the application to list and the listing of Company Securities on Nasdaq.

Section 5.12 Trust Account.  Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of SPAC pursuant to the SPAC Stockholder Redemption, (B) pay the amounts due to the underwriters of the IPO for their deferred underwriting commissions as set forth in the Trust Agreement, (C) pay the amounts due to the Sponsor, directors, officers, and other initial stockholders of SPAC as repayment of the Unpaid SPAC Liabilities, (D) pay the amounts due to third parties (e.g., professionals, printers, etc.) who have rendered services to SPAC in connection with its operations and efforts to effect the Transactions, and (E) immediately thereafter, pay all remaining amounts then available in the Trust Account to SPAC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Transaction Support Agreements; Company Preferred Approval and Company Shareholder Approval; Subscription Agreements.

(a) As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement (the “Transaction Support Agreement Deadline”), the Company shall deliver, or cause to be delivered, to SPAC the Transaction Support Agreements duly executed by each Supporting Company Shareholder.

(b) As promptly as reasonably practicable (and in any event by the Transaction Support Agreement Deadline), SPAC shall deliver, or cause to be delivered, to the Company the Sponsor Letter Agreement duly executed by Sponsor.

(c) The Company shall use its commercially reasonable efforts to, as promptly as practicable, and in any event within 50 days of the date of this Agreement, establish the record date for, duly call and give notice of, a general meeting of the Company Shareholders (the “Company Shareholders Meeting”), and, as promptly as practicable thereafter, convene and hold the Company Shareholders Meeting, in each case in accordance with the Governing Documents of the Company and the laws of the state of Israel, at which the Company Preferred Shareholders shall vote on the Company Preferred Shareholder Proposals and the Company Shareholders shall vote on the Company Shareholder Proposals. Unless a Company Change of Recommendation as permitted by Section 5.6(c) has occurred, Company, through the Company Board, shall recommend to the holders of Company Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) (such recommendation, the “Company Board Recommendation”). The Company may adjourn the Company Shareholders Meeting, if necessary, to permit further solicitation of approvals because there are not sufficient votes to approve and adopt the Company Preferred Shareholder Proposals or the Company Shareholder Proposals or because of the absence of a quorum.

(d) The Company may not modify or waive any provisions of a Subscription Agreement without the prior written consent of SPAC; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of a Subscription Agreement shall not require the prior written consent of SPAC.

(e) The Company may not amend, modify or waive any provisions of a Transaction Support Agreement without the prior written consent of SPAC, and SPAC may not amend, modify or waive any provisions of the Sponsor Letter Agreement without the prior written consent of the Company.

Section 5.14 Indemnification; Directors’ and Officers’ Insurance.

(a) All rights to indemnification or exculpation now existing in favor of the directors and officers of SPAC, as provided in the SPAC Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and the Company will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period.  To the maximum extent permitted by applicable Law, during such six (6)-year period, the Company shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the SPAC Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time.  The indemnification and liability limitation or exculpation provisions of the SPAC Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of SPAC (the “D&O Persons”) entitled to be so indemnified, their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of SPAC immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) The Company shall not have any obligation under this Section 5.14 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) For a period of six (6) years after the Effective Time, the Surviving Company shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (i.e., “tail coverage”).  Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement and shall be obtained from an insurance carrier with the same or better credit rating as the current insurance carrier(s) of SPAC and the Company with respect to directors’ and officers’ liability insurance; provided that the Surviving Company shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement and, in such event, the Surviving Company shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement.

(d) If the Surviving Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Surviving Company shall assume all of the obligations set forth in this Section 5.14.

(e) The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14.  This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Surviving Company.

Section 5.15 Post-Closing Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Company immediately following the Effective Time.

Section 5.16 PCAOB Financials.

(a) As promptly as reasonably practicable, the Company shall deliver to SPAC (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2018 and December 31, 2019 and the related audited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for each of the periods then ended, audited in accordance with the standards of the PCAOB and containing an unqualified report of the Company’s auditors (the “Closing Company Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions. All such financial statements, together with any unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions, (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) will, in the case of the Closing Company Audited Financial Statements, have been audited in accordance with the standards of the PCAOB.

(b) The auditor engaged to audit the Closing Company Audited Financial Statements and to review the unaudited financial statements is an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board.

Section 5.17 Certain Financial Information. The Company shall use commercially reasonable efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, SPAC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18 Company Incentive Equity Plan.  Prior to the effectiveness of the Registration Statement / Proxy Statement, the Company shall approve and adopt an equity incentive plan, the proposed form and terms of which shall be reasonably acceptable to SPAC (the “Company Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one (1) day prior to the Closing Date, reserving a number of Company Ordinary Shares for grant thereunder (exclusive of the number of Company Ordinary Shares subject to outstanding Company Equity Awards as of such date of approval) equal to 7% of the total number of Company Ordinary Shares that would be issued and outstanding on a fully diluted basis following the Effective Time. The Company shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Company Ordinary Shares issuable pursuant to the Company Incentive Equity Plan. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) first becomes available to the Company, and the Company shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the Company Incentive Equity Plan remain outstanding.

Section 5.19 SPAC Transfer of Certain Intellectual Property.

(a) The Company Parties acknowledge that SPAC is in possession of certain confidential and proprietary information of third parties received in connection with the SPAC’s evaluation of alternative business combinations, including but not limited to, information concerning the business, financial condition, operations, assets and liabilities, trade secrets, know-how, technology, customers, business plans, intellectual property, promotional and marketing efforts, the existence and progress of financings, mergers, sales of assets, take-overs or tender offers of third parties, including SPAC’s and its Representatives’ internal notes and analysis concerning such information (collectively, “Evaluation Material”), and that the Evaluation Material is or may be subject to confidentiality or non-disclosure agreement. The Company Parties acknowledge they have no right or expectancy in or to the Evaluation Material. Immediately prior to the Closing, SPAC shall transfer all Evaluation Material to an entity of SPAC’s choosing for aggregate consideration of $1.00.

(b) The Company Parties shall have no right or expectancy in or to the name “Collective Growth Corporation” or any derivation thereof, the trading symbols “CGRO,” “CGROU,” or “CGROW,” SPAC’s internet domain name, or the Intellectual Property Rights therein (collectively, the “SPAC Identifiers”). Immediately prior to the Closing, SPAC shall transfer the SPAC Identifiers to an entity of SPAC’s choosing for aggregate consideration of $1.00.

Section 5.20 Company Warrant Agreement. Immediately prior to the Effective Time, (a) the Company, SPAC, and Continental shall enter into an assignment and assumption agreement pursuant to which SPAC will assign to the Company all of its rights, interests, and obligations in and under the Warrant Agreement and (b) the Company and Continental shall enter into the Company Warrant Agreement which, among other things, (i) reflects the changes to convert the SPAC Warrants into Company Warrants as set forth in Section 2.2(f) and (ii) provides that the Perception Company Warrants, Management Warrants, and Company Warrants issued upon exchange of the SPAC Warrants held by the Sponsor and certain other initial stockholders of SPAC are not redeemable and are exercisable for cash or on a cashless basis, at the holder’s option, so long as they are held by the initial holders or their permitted transferees.

Section 5.21 Termination of Company Investor Agreements.

Prior to the Closing, the Company shall terminate each Company Investor Agreement (excluding the Transaction Support Agreements) without any liability being imposed on the part of SPAC, any Group Company, or Merger Sub.

Section 5.22 No SPAC Securities Transactions.

Without the prior written consent of SPAC, none of the individuals set forth on Section 5.23 of the Company Disclosure Schedules shall engage in any transactions involving the securities of SPAC prior to the time of the making of the Signing Press Release.

Section 5.23 Section 16 of the Exchange Act. Prior to the Effective Time, the Company Board or an appropriate committee thereof shall take all such steps as may be required to adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Company Ordinary Shares pursuant to this Agreement by any officer or director of SPAC or the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) of the Exchange Act) of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction under such rules and regulations.

Section 5.24 Consulting Agreement. At the Closing, the Company shall enter into a consulting agreement with Wilson Kello with respect to transition and public company consulting services to be provided to the Company by Mr. Kello during a six-month period following the Closing for an aggregate of $150,000.

Article VI.
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1  Conditions to the Obligations of the Parties.  The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Party for whose benefit such condition exists of the following conditions:

(a) the applicable waiting periods (and any extensions thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b) there shall not have been entered, enacted or promulgated any Law or Order enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement / Proxy Statement shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Preferred Shareholder Approval and the Company Shareholder Approval shall have been obtained;

(e) the SPAC Stockholder Approval shall have been obtained;

(f) after giving effect to the transactions contemplated hereby, SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Offer;

(g) no Proceeding shall be pending or threatened which is reasonably likely to (i) prevent consummation of any of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation;

(h) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and the Company shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Company Shares (including, for the avoidance of doubt, the Company Ordinary Shares to be issued pursuant to the Merger) shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders; and

(i) each Ancillary Document (other than the Subscription Agreements) shall have been executed and delivered by the parties thereto and shall be in full force and effect.

Section 6.2  Other Conditions to the Obligations of SPAC. The obligations of SPAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by SPAC of the following further conditions:

(a) (i) the Company Fundamental Representations (other than Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties of the Company Parties set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(e) SPAC shall have received a certificate of the secretary or equivalent officer of each of the Company Parties certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors or equivalent body of each of the Company Parties authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions;

(f) the Company Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.15; and

(g) the Company Investor Agreements shall have been terminated.

Section 6.3  Other Conditions to the Obligations of the Company Parties.  The obligations of the Company Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Company (on behalf of itself and Merger Sub) of the following further conditions:

(a) (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of SPAC set forth in Article IV (other than the SPAC Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole does not cause a material adverse effect;

(b) SPAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by SPAC under this Agreement at or prior to the Closing;

(c) the Aggregate Transaction Proceeds shall be equal to or greater than $200,000,000;

(d) at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company;

(e) the Company shall have received a certificate of the secretary or equivalent officer of SPAC certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of SPAC authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions of the board of directors of SPAC adopted in connection with the Transactions;

(f) at or prior to the Closing, the directors and officers of SPAC shall have resigned or otherwise removed, effective as of or prior to the Closing;

(g) the Unpaid SPAC Liabilities and Unpaid SPAC Expenses shall collectively not exceed $9,700,000; and

(h) the Forfeiture shall have occurred and each of the other covenants of Sponsor required under the Forfeiture Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

Section 6.4  Frustration of Closing Conditions.  The Company Parties may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by either of the Company Party’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 5.2.  SPAC may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by SPAC’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 5.2.

Article VII.
TERMINATION

Section 7.1  Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of SPAC and the Company;

(b) by SPAC, if any of the representations or warranties set forth in Article III shall not be true and correct or if either Company Party has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by SPAC, and (ii) the Termination Date; provided, however, that SPAC is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SPAC by the Company and (ii) the Termination Date; provided, however, neither Company Party is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either SPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to May 30, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if either Company Party’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either SPAC or the Company, if any Governmental Entity shall have issued an Order, promulgated a Law or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable; provided, that (i) the right to terminate this Agreement under this Section 7.1(e) shall not be available to SPAC if (A) SPAC’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or (B) SPAC is in material breach of its obligations under this Agreement on such date and (ii) the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company if (A) a Company Party’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on before such date or (B) the Company is in material breach of its obligations under this Agreement on such date;

(f)   by either SPAC or the Company if the SPAC Stockholders Meeting has been held (including any adjournment thereof), has concluded, SPAC Stockholders have duly voted and the SPAC Stockholder Approval was not obtained;

(g) by either SPAC or the Company if the Company Shareholder Meeting has been held (including any adjournment thereof), has concluded, Company Shareholders have duly voted and the Company Shareholder Approval or the Company Preferred Shareholder Approval was not obtained;

(h) by SPAC if, prior to obtaining the Company Preferred Shareholder Approval and the Company Shareholder Approval, the Company Board shall have made a Company Change in Recommendation in accordance with Section 5.6(c); or

(i) by the Company if, prior to obtaining the SPAC Stockholder Approval, the SPAC Board shall have made a SPAC Change in Recommendation or (ii) shall have failed to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement distributed to SPAC Stockholders.

Section 7.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties, Perception, Antara and their respective Non-Party Affiliates) with the exception of (a) the confidentiality obligation set forth in Section 5.3(a), payment of the Termination Fee as set forth in Section 5.6(d) if this Agreement is terminated following a Company Change in Recommendation, this Section 7.2, and Article I and Article VIII (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud or (ii) any Person’s Liability under any Subscription Agreement, the Confidentiality Agreement, any Transaction Support Agreement or the Sponsor Letter Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

Article VIII.
MISCELLANEOUS

Section 8.1  Non-Survival.  Other than those representations, warranties and covenants set forth in Section 3.25, Section 3.26, Section 4.25 and Section 4.27, each of which shall survive following the Effective Time, or as otherwise provided in the last sentence of this Section 8.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any SPAC Non-Party Affiliate. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2  Entire Agreement; Assignment.  This Agreement (together with the Ancillary Documents) and the Confidentiality Agreement, and any other documents, instruments and certificates explicitly referred to herein, constitute the entire agreement among the Parties, Perception and Antara with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties, Perception and Antara or any of their respective Subsidiaries with respect to the subject matter hereof.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the Parties, Perception and Antara except as expressly set forth or referenced in this Agreement, the Subscription Agreement between Antara and the Company, and the Confidentiality Agreement. No Party, Perception or Antara shall assign, delegate, or otherwise transfer this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, Perception and Antara and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8.2 shall be null and void, ab initio.

Section 8.3  Amendment.  This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement. The Perception Provisions may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties and Perception in the same manner as this Agreement and which makes reference to this Agreement. The Antara Provisions may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties and Antara in the same manner as this Agreement and which makes reference to this Agreement. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties, Perception or Antara, effected in a manner which does not comply with this Section 8.3 shall be null and void, ab initio.

Section 8.4  Notices.  All notices, requests, claims, demands and other communications among the Parties, Perception and Antara shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to SPAC, to:

Collective Growth Corporation
1805 West Avenue
Austin, TX 78701
Attention: Bruce Linton, Chief Executive Officer
Email: bruce@brucelinton.com

with copies (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue, 11th Floor

New York, New York 10174
Attention: David Alan Miller; Jeffrey M. Gallant

E-mail: dmiller@graubard.com; jgallant@graubard.com

Cassels Brock & Blackwell LLP
40 King St W, Suite 2100

Toronto, ON M5H 3C2, Canada
Attention:      Jonathan Sherman

E-mail:             jsherman@cassels.com

Goldfarb Seligman & Co.

Ampa Tower, 98 Yigal Alon Street

Tel Aviv 6789141, Israel

Attention: Adam M. Klein

E-mail: adam.klein@goldfarb.com

(b)	If to the Company, to:

Innoviz Technologies Ltd.
2 Amal St.

Rosh HaAin

4809202

Israel

Attention:      Eldar Cegla, Chief Financial Officer

Email:              eldarc@innoviz-tech.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:       Ryan Maierson

E-mail:              ryan.maierson@lw.com

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attention:      Joshua Kiernan

E-mail:             joshua.kiernan@lw.com

(c)	If to Perception, to:

Perception Capital Partners LLC

c/o Northern Pacific Group

315 East Lake Street, Suite 301

Wayzata, MN 55391

Attention: Scott Honour

E-mail: shonour@northernpacificgroup.com

with copies (which shall not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Attention: Steven C. Kennedy

Email: steven.kennedy@Faegredrinker.com

(d)	If to Antara, to:

Antara Capital LP

500 Fifth Avenue, Suite 2320

New York, NY 10110

Attention: Lance Kravitz

Email: Operations@antaracapital.com

or to such other address as the Party to whom notice is given or Perception or Antara, as applicable, may have previously furnished to the others in writing in the manner set forth above.

Section 8.5  Governing Law.  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6  Fees and Expenses.  Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated upon the Company Board’s making of a Company Change in Recommendation, the Company shall pay the Termination Fee, (b) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and SPAC shall pay, or cause to be paid, all Unpaid SPAC Expenses and (c) if the Closing occurs, then the Company shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Expenses.

Section 8.7  Construction; Interpretation.  The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  No Party, Perception or Antara, nor their respective counsels, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party, Perception or Antara.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room located www.intralinks.com under the project name “Innoviz Technologies” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement).  If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8  Exhibits and Schedules.  All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.  The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement.  Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure.  The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party, Perception and Antara and their respective successors and permitted assigns and, except as provided in Section 5.14 and the two subsequent sentences of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Sponsor shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.14 and this Section 8.9 (to the extent related to the foregoing).  Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).

Section 8.10 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or Perception or Antara, as applicable. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures.  This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of SPAC.  For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry.  For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the SPAC Disclosure Schedules, assuming reasonable due inquiry.  For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse.  Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the SPAC Non-Party Affiliates, in the case of SPAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, Perception and Antara and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the transactions contemplated hereby.

Section 8.14 Extension; Waiver. The Company prior to the Closing and the Company and Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of SPAC set forth herein, (b) waive any inaccuracies in the representations and warranties of SPAC set forth herein or (c) waive compliance by SPAC with any of the agreements or conditions set forth herein.  SPAC may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein.  Any agreement on the part of any such Party, Perception or Antara to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, Perception or Antara.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial.  THE PARTIES, PERCEPTION AND ANTARA EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES, PERCEPTION AND ANTARA IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  THE PARTIES, PERCEPTION AND ANTARA EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES, PERCEPTION AND ANTARA MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY, PERCEPTION AND ANTARA CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties, Perception and Antara irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties, Perception and Antara in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party, Perception and Antara hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party, Perception and Antara agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies.  Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, Perception and Antara, and the exercise by a Party, Perception or Antara of any one remedy will not preclude the exercise of any other remedy.  The Parties, Perception and Antara agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties, Perception or Antara do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties, Perception and Antara acknowledge and agree that (i) the Parties, Perception and Antara shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement in accordance with Section 7.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party, Perception and Antara agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties, Perception or Antara have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties, Perception and Antara acknowledge and agree that any Party, Perception or Antara seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.17 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.18 Trust Account Waiver.  Reference is made to the final prospectus of SPAC, filed with the SEC (File No. 333-236798) on May 1, 2020 (the “SPAC Prospectus”).  The Company acknowledges and agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Shareholders”), and SPAC may disburse monies from the Trust Account only in the express circumstances described in the SPAC Prospectus.  For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company Parties each hereby agree on behalf of itself and its Representatives and controlled Affiliates that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company Parties nor any of its or their Representatives or controlled Affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and, the Company Party or any of its Representatives or controlled Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”).  Each Company Party, on its own behalf and on behalf of its Representatives and controlled Affiliates, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives or controlled Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates).

Section 8.19 Conflicts; Privilege.

(a) The parties hereto acknowledge and agree, on their own behalf and on behalf of their respective directors, members, shareholders, stockholders, partners, officers, employees and Affiliates, as applicable, that:

(i) Graubard Miller, Cassels Brock & Blackwell LLP, and Goldfarb Seligman & Co. (the “Pre-Closing SPAC Law Firms”) have acted as counsel to SPAC and the holders of SPAC Common Stock (individually and collectively, the “SPAC Group”), in connection with the negotiation, preparation, execution and delivery of this Agreement and the applicable Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. The Company Parties agree, and shall cause the Group Companies to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of SPAC by the Pre-Closing SPAC Law Firms, or any successors thereto, shall not preclude the Pre-Closing SPAC Law Firms from serving as counsel to the SPAC Group or any director, member, shareholder, stockholder, partner, officer or employee of the SPAC Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. The Company Parties shall not, and each shall cause the Group Companies not to, seek to or have the Pre-Closing SPAC Law Firms disqualified from any such representation based upon the prior representation of SPAC by the Pre-Closing SPAC Law Firms. The parties hereto hereby consent thereto and waive any potential conflict of interest arising from such prior representation, and each of such parties shall cause any of their respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith.

(ii) Latham & Watkins LLP and Meitar | Law Offices (“Pre-Closing Company Law Firms”) has acted as counsel to the Company Parties and the Group Companies (individually and collectively, the “Company Group”), in connection with the negotiation, preparation, execution and delivery of this Agreement and the applicable Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. SPAC agrees that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company Group by the Pre-Closing Company Law Firms shall not preclude the Pre-Closing Company Law Firms from serving as counsel to the Company Group or any director, member, shareholder, partner, officer or employee of the Company Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. SPAC shall not seek or have the Pre-Closing Company Law Firms disqualified from any such representation based upon the prior representation of the Company Group by the Pre-Closing Company Law Firms. Each of the parties hereto hereby consents thereto and waives any potential conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any potential conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith.

(iii) The covenants, consents and waivers contained in this Section 8.19 shall not be deemed exclusive of any other rights to which the Pre-Closing SPAC Law Firms or the Pre-Closing Company Law Firms are entitled whether pursuant to law, contract or otherwise.

(b) All communications between the SPAC Group, on the one hand, and Pre-Closing SPAC Law Firms, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “SPAC Privileged Communications”) and all communications between the Company Group, on the one hand, and Pre-Closing Company Law Firms, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Company Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the SPAC Group and the Company Group, as applicable, and shall not pass to or be claimed by Company, Merger Sub, or any Group Company (in the case of SPAC Privilege Communication) or the SPAC (in the case of Company Privileged Communication). Accordingly, Company, Merger Sub, and the Group Companies shall not have access to any SPAC Privileged Communications or to the files of the Pre-Closing SPAC Law Firms and SPAC shall not have access to the Company Privileged Communications or to the files of the Pre-Closing Company Law Firms relating to the engagement of the Pre-Closing SPAC Law Firms by the SPAC Group and the Pre-Closing Company Law Firms by the Company Group, as applicable, from and after Closing.

(c) Without limiting the generality of the foregoing, from and after the Closing, (i) (A) the SPAC Group (and not the Company, Merger Sub, or any Group Company) shall be the sole holders of the attorney-client privilege with respect to the engagement of the Pre-Closing SPAC Law Firms, and none of Company, Merger Sub, or any Group Company shall be a holder thereof and (B) the Company Group (and not SPAC) shall be the sole holders of the attorney-client privilege with respect to the engagement of the Pre-Closing Company Law Firms, and SPAC shall not be a holder thereof, (ii) (A) to the extent that files of the Pre-Closing SPAC Law Firms in respect of their engagement by the SPAC Group constitute property of the client, only the SPAC Group (and not the Company, Merger Sub, nor any Group Company) shall hold such property rights and (B) to the extent that files of Pre-Closing Company Law Firms in respect of its engagement by the Company Group constitute property of the client, only the Company Group (and not SPAC) shall hold such property rights and (iii) (A) the Pre-Closing SPAC Law Firms shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Company, Merger Sub, or any Group Company by reason of any attorney-client relationship between the Pre-Closing SPAC Law Firms and SPAC or otherwise and (B) the Pre-Closing Company Law Firms shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to SPAC by reason of any attorney-client relationship between the Pre-Closing Company Law Firms and the Group Companies or otherwise.

(d) Notwithstanding the foregoing, in the event that a dispute arises between SPAC or its Affiliates, on the one hand, and a third party other than any of the Company Group, on the other hand, SPAC and its Affiliates may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither SPAC nor any of its Affiliates may waive such privilege without the prior written consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that SPAC or any of its Affiliates is legally required by order of a Governmental Entity or otherwise legally required to access or obtain a copy of all or a portion of the Company Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of SPAC’s counsel, then SPAC shall immediately (and, in any event, within five (5) Business Days) notify the Company in writing so that the Company can seek a protective order.

(e) This Section 8.19 is intended for the benefit of, and shall be enforceable by, the SPAC Group and the Company Group. This Section 8.19 shall be irrevocable, and no term of this Section 8.19 may be amended, waived or modified, without the prior written consent of the Pre-Closing SPAC Law Firms or Pre-Closing Company Law Firms, as applicable.

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IN WITNESS WHEREOF, each of the Parties, Perception and Antara has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

COLLECTIVE GROWTH CORPORATION

By:	/s/ Bruce Linton
Name:	Bruce Linton
Title:	Chief Executive Officer

HATZATA MERGER SUB, INC.

By:	/s/ Omer Keilaf
Name:	Omer Keilaf
Title:	President

INNOVIZ TECHNOLOGIES LTD.

By:	/s/ Eldar Cegla
Name:	Eldar Cegla
Title:	Chief Financial Officer

PERCEPTION CAPITAL PARTNERS LLC

By:	/s/ James J. Sheridan III
Name:	James J. Sheridan III
Title:	CEO

ANTARA CAPITAL LP

By:	/s/ Himanshu Gulafi
Name:	Himanshu Gulafi
Title:	Managing Partner

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